                                                                Exhibit 4.2

                -----------------------------------------------------

                              Collateral Trust Indenture

                             Dated as of December 1, 1997



                                        Among


                        OPC SCHERER 1997 FUNDING CORPORATION A

                             OGLETHORPE POWER CORPORATION
                         (AN ELECTRIC MEMBERSHIP CORPORATION)

                                         and

                                SUNTRUST BANK, ATLANTA
                                           Trustee.

                                -----------------------

                   Providing for the Issuance from Time to Time of
                        Serial Facility Bonds to be Issued in
                                  One or More Series

                -----------------------------------------------------

                             Robert W. Scherer Unit No. 2

                        OPC SCHERER 1997 FUNDING CORPORATION A
                             OGLETHORPE POWER CORPORATION

                       Reconciliation and tie between Indenture
                             dated as of December 1, 1997
                                         and
                       Trust Indenture Act of 1939, as Amended

                        Section of Act       Section of Indenture
                        --------------       --------------------

                          310(a)(1)           9.09

                                (2)           9.09

                                (3)           Inapplicable

                                (4)           Inapplicable

                                (5)           9.09

                             (b)              9.08, 9.10(a), 9.10(d), 9.10(e),
                                              9.11

                             (c)              Inapplicable

                          311(a)(b)           9.13

                             (c)              Inapplicable

                          312(a)              10.01
                                              10.02(a)

                             (b)              10.02(b)

                             (c)              10.02(c)

                          313(a)              10.03(a)

                          313(b)(1)           10.03(b)(1)

                                (2)           10.03(b)

                             (c)              10.03(a) & (b)

                             (d)              10.03(c)

                          314(a)              10.04

                             (b)              5.06, 5.09(a)

                     Section of Act          Section of Indenture
                     --------------           --------------------

                          (c)(1)              1.02, 2.11, 4.01, 4.02, 13.01
                                              and Exhibit A

                             (2)              1.02, 2.11, 4.01, 4.02, 13.01
                                              and Exhibit A

                             (3)              2.11 and 12.01

                          (d)(1)              2.11

                             (2)              Inapplicable

                             (3)              2.11

                          (e)                 1.02

                       315(a)(1)              9.01(a)(1)

                             (2)              9.01(a)(2)

                       315(a)(last clause)    9.01(a)(2)

                          (b)                 9.02

                          (c)                 9.01(b)

                          (d)(1)              9.01(c)(1)

                             (2)              9.01(c)(2)

                             (3)              9.01(c)(3)

                          (e)                 8.10

                      3.16(a)(1)(A)           8.07

                                (B)           8.08

                             (2)              Inapplicable

                          (a)(last sentence)  1.01 ("Outstanding")

                          (b)                 8.11

                       316(c)                 Inapplicable

                       317(a)(1)              8.05(a)

                             (2)              8.05(d)

                          (b)                 9.14(c)

                       318(a)                 1.07


              NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

                             TABLE OF CONTENTS

                                                                            PAGE
Parties....................................................................... 1
Recitals (including form of Bond)............................................. 1
Granting Clauses.............................................................. 9

                                ARTICLE ONE
          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Definitions.....................................................11
   "Act"......................................................................11
   "Additional Interest"......................................................11
   "Affiliate"................................................................11
   "Allocable Period".........................................................11
   "Amount Recovered".........................................................12
   "Authenticating Agent".....................................................12
   "Authorized Agent".........................................................12
   "Beneficial Owner".........................................................12
   "Board of Directors".......................................................12
   "Board Resolution".........................................................12
   "Bond Register"............................................................12
   "Bond Registrar"...........................................................12
   "Bonds"....................................................................12
   "Book Entry Form" or "Book Entry System"...................................12
   "Business Day".............................................................12
   "Capital Improvements".....................................................12
   "Commission"...............................................................13
   "Company"..................................................................13
   "Company Request" and "Company Order"......................................13
   "Completed Exchange Offer".................................................13
   "Corporate Trust Office"...................................................13
   "Default"..................................................................13
   "Defaulted Interest".......................................................13
   "Depository"...............................................................13
   "Designated Installments"..................................................13
   "Equity Investors".........................................................13
   "Event of Default".........................................................14
   "Event of Loss"............................................................14
   "Excepted Payments"........................................................14
   "Exchange Issue of Bonds"..................................................14
   "Exchange Offer" ..........................................................14
   "Exchange Offer Registration Statement"....................................14
   "Facility".................................................................14

   "Federal Power Act"........................................................14
   "Global Security"..........................................................14
   "Handy-Whitman Index"......................................................14
   "Holder" or "Bondholder....................................................14
   "Holding Company Act"......................................................15
   "Indenture"................................................................15
   "Initial Series of Bonds"..................................................15
   "Interest Payment Date"....................................................15
   "Lease"....................................................................15
   "Lease Indenture"..........................................................15
   "Lease Indenture Trustee"..................................................15
   "Lessor"...................................................................15
   "Lessor Note"..............................................................15
   "Lessor Note Installment Date".............................................15
   "Lessor Request" and "Lessor Order"........................................15
   "Lessor's Cost"............................................................16
   "Lien of this Indenture" or "lien hereof"..................................16
   "Maturity".................................................................16
   "Officers' Certificate"....................................................16
   "Oglethorpe"...............................................................16
   "Opinion of Counsel".......................................................16
   "Outstanding"..............................................................16
   "Ownership Agreement" .....................................................17
   "Participant"..............................................................17
   "Participation Agreement"..................................................17
   "Paying Agent".............................................................17
   "Permitted Investments"....................................................17
   "Person"...................................................................18
   "Place of Payment".........................................................18
   "Pledged Lessor Note"......................................................18
   "Pledged Property".........................................................18
   "Predecessor Bonds"........................................................18
   "Principal Instruments"....................................................18
   "Recovery Payment Date"....................................................19
   "Redemption Date"..........................................................19
   "Redemption Price".........................................................19
   "Registration Default".....................................................19
   "Registration Rights Agreement"............................................19
   "Regular Record Date"......................................................19
   "Rent".....................................................................19
   "Responsible Officer"......................................................19
   "Scherer Common Facilities"................................................19
   "Scherer Unit 1"...........................................................19

   "Scherer Unit 2"...........................................................20
   "Scherer Unit 2 Capital Budget"............................................20
   "Scherer Unit 2 Site"......................................................20
   "Second Anniversary".......................................................20
   "Series Supplemental Indenture"............................................20
   "Sinking Fund".............................................................20
   "Six-Month Anniversary"....................................................20
   "Special Record Date"......................................................20
   "Stated Maturity"..........................................................20
   "Stipulated Loss Value"....................................................20
   "Supplemental Participation Agreement".....................................21
   "Tax Indemnification Agreement"............................................21
   "Trust Agreements".........................................................21
   "TIA"......................................................................21
   "Trustee"..................................................................21
   "Trustee's New York Office"................................................21
   "U.S. Government Obligations"..............................................21
SECTION 1.02.  Compliance Certificates and Opinions...........................22
SECTION 1.03.  Form of Documents Delivered to Trustee.........................22
SECTION 1.04.  Acts of Holders................................................23
SECTION 1.05.  Notices, etc., to Trustee, Oglethorpe and Company..............24
SECTION 1.06.  Notices to Holders; Waiver.....................................24
SECTION 1.07.  Conflict with Trust Indenture Act..............................25
SECTION 1.08.  Effect of Heading and Table of Contents........................25
SECTION 1.09.  Successors and Assigns.........................................25
SECTION 1.10.  Separability Clause............................................25
SECTION 1.11.  Benefits of Indenture..........................................25
SECTION 1.12.  Governing Law..................................................25
SECTION 1.13.  Legal Holidays.................................................25
SECTION 1.14.  Indenture to Constitute Security Agreement.....................26

                                ARTICLE TWO
                                 THE BONDS

SECTION 2.01.  General Terms..................................................26
SECTION 2.02.  Form of Bonds; Form of Trustee's Authentication................29
SECTION 2.03.  Execution of Bonds.............................................30
SECTION 2.04.  Temporary Bonds................................................30
SECTION 2.05.  Registration, Transfer and Exchange............................30
SECTION 2.06.  Mutilated, Destroyed, Lost and Stolen Bonds....................32
SECTION 2.07.  Payment of Interest; Interest Rights Preserved.................32
SECTION 2.08.  Persons Deemed 0wners..........................................34
SECTION 2.09.  Cancellation...................................................34

SECTION 2.10.  Dating of Bonds................................................34
SECTION 2.11.  Authentication and Delivery of Bonds...........................34
SECTION 2.12.  Sale of Bonds; and Application of Proceeds
               from the Sale of Bonds.........................................36
SECTION 2.13.  The Depository.................................................37

                               ARTICLE THREE
                     PROVISIONS AS TO PLEDGED PROPERTY

SECTION 3.01.  Holding of Pledged Securities..................................38
SECTION 3.02.  Disposition of Payments on Pledged Property....................38
SECTION 3.03.  Exercise of Rights and Powers Under Pledged Lessor Notes
               and Lease Indentures...........................................38
SECTION 3.04.  Certain Actions in Case of Judicial Proceedings................39
SECTION 3.05.  Cash Held by Trustee Treated as a Deposit......................39

                                ARTICLE FOUR
                          WITHDRAWAL OF COLLATERAL

SECTION 4.01.  Withdrawal of Collateral.......................................40
SECTION 4.02.  Reassignment of Pledged Lessor Notes upon Payment..............40

                                ARTICLE FIVE
                                 COVENANTS

SECTION 5.01.  Payment of Principal, Premium and Interest.....................40
SECTION 5.02.  Maintenance of Office or Agency................................41
SECTION 5.03.  Money for Bond Payments to be Held in Trust....................41
SECTION 5.04.  Maintenance of Corporate Existence.............................42
SECTION 5.05.  Protection of Pledged Property.................................42
SECTION 5.06.  Opinions as to Pledged Property................................42
SECTION 5.07.  Performance of Obligations.....................................43
SECTION 5.08.  Negative Covenants.............................................43
SECTION 5.09.  Annual Statement as to Compliance..............................44

                                ARTICLE SIX
                            REDEMPTION OF BONDS

SECTION 6.01.  Redemption.....................................................45
SECTION 6.02.  Applicability of Article.......................................49
SECTION 6.03.  Notice to Trustee of Redemption................................49
SECTION 6.04.  Selection by Trustee of Bonds to be Redeemed...................49
SECTION 6.05.  Notice of Redemption...........................................51
SECTION 6.06.  Deposit of Redemption Price....................................51

SECTION 6.07.  Bonds Payable on Redemption Date...............................52
SECTION 6.08.  Bonds Redeemed in Part.........................................52

                               ARTICLE SEVEN
                               SINKING FUNDS

SECTION 7.01.  Sinking Funds for Bonds........................................52
SECTION 7.02.  Selection by Trustee of Bonds to be Redeemed Through
               Operation of Sinking Fund......................................54

                               ARTICLE EIGHT
                        EVENTS OF DEFAULT; REMEDIES

SECTION 8.01.  Events of Default..............................................55
SECTION 8.02.  Acceleration of Maturity; Rescission and Annulment.............56
SECTION 8.03.  Trustee's Power of Sale of Pledged Property; Notice Required;
               Power to Bring Suit............................................58
SECTION 8.04.  Incidents of Sale of Pledged Property..........................58
SECTION 8.05.  Judicial Proceedings Instituted by Trustee.....................60
SECTION 8.06.  Bondholders May Demand Enforcement of Rights by Trustee........62
SECTION 8.07.  Control by Bondholders.........................................62
SECTION 8.08.  Waiver of Past Defaults........................................62
SECTION 8.09.  Bondholder May Not Bring Suit Except
               under Certain Conditions.......................................63
SECTION 8.10.  Undertaking To Pay Court Costs.................................63
SECTION 8.11.  Right of Bondholders To Receive Payment Not To Be Impaired.....64
SECTION 8.12.  Application of Moneys Collected by Trustee.....................64
SECTION 8.13.  Bonds Held by Certain Persons Not To Share in Distribution.....65
SECTION 8.14.  Waiver of Appraisement, Valuation, Stay, Right to Marshaling...65
SECTION 8.15.  Remedies Cumulative; Delay or Omission, Not a Waiver...........66

                                  ARTICLE NINE
                                  THE TRUSTEE

SECTION 9.01.  Certain Duties and Responsibilities............................66
SECTION 9.02.  Notice of Defaults.............................................67
SECTION 9.03.  Certain Rights of Trustee......................................68
SECTION 9.04.  Not Responsible for Recitals or Issuance of Bonds..............69
SECTION 9.05.  May Hold Bonds.................................................69
SECTION 9.06.  Funds May Be Held by Trustee or Paying Agent; Investments......69
SECTION 9.07.  Compensation and Reimbursement.................................70
SECTION 9.08.  Disqualification; Conflicting Interests........................70
SECTION 9.09.  Corporate Trustee Required; Eligibility........................76
SECTION 9.10.  Resignation and Removal; Appointment of Successor..............76

SECTION 9.11.  Acceptance of Appointment by Successor.........................78
SECTION 9.12.  Merger, Conversion, Consolidation or Succession to Business....78
SECTION 9.13.  Preferential Collection of Claims against any Obligor..........78
SECTION 9.14.  Maintenance of Agencies........................................82

                                  ARTICLE TEN
           BONDHOLDERS' LISTS AND REPORTS BY TRUSTEE AND OGLETHORPE

SECTION 10.01.  Oglethorpe to Furnish Trustee Names and
                Addresses of Bondholders......................................84
SECTION 10.02.  Preservation of Information; Communications to Bondholders....84
SECTION 10.03.  Reports by Trustee............................................85
SECTION 10.04.  Reports by Oglethorpe.........................................87

                                ARTICLE ELEVEN
                            SUPPLEMENTAL INDENTURES

SECTION 11.01.  Supplemental Indentures Without Consent of Bondholders........88
SECTION 11.02.  Supplemental Indentures with Consent of Bondholders...........89
SECTION 11.03.  Documents Affecting Immunity or Indemnity.....................91
SECTION 11.04.  Execution of Supplemental Indentures..........................91
SECTION 11.05.  Effect of Supplemental Indentures.............................91
SECTION 11.06.  Conformity with Trust Indenture Act...........................91
SECTION 11.07.  Reference in Bonds to Supplemental Indentures.................91

                                     ARTICLE TWELVE
                              SATISFACTION AND DISCHARGE

SECTION 12.01.  Satisfaction and Discharge of Indenture.......................92
SECTION 12.02.  Defeasance Upon Deposit of Funds or U.S. Government
                Obligations...................................................92
SECTION 12.03.  Covenant and Lien Defeasance..................................93
SECTION 12.04.  Application by Trustee of Deposited Funds
                and U.S. Government Obligations...............................94
SECTION 12.05.  Repayment of Moneys Held by Paying Agent......................94

                                   ARTICLE THIRTEEN
                 RELEASE OF FUNDS BY THE TRUSTEE FOR PAYMENT OF THE
                                 PLEDGED LESSOR NOTES

SECTION 13.01.  Conditions Precedent to Release of Funds by the Trustee
                for Payment of the Pledged Lessor Notes.......................95

                                  ARTICLE FOURTEEN
                                 SUNDRY PROVISIONS

SECTION 14.01  Execution Counterparts.........................................96

   SIGNATURES AND SEALS.......................................................97
   TESTIMONIUM................................................................98
   SCHEDULE A
   EXHIBIT A
   EXHIBIT B

    COLLATERAL TRUST INDENTURE, dated as of December 1, 1997, among OPC SCHERER 1997 FUNDING CORPORATION A, a Delaware corporation having its principal office and mailing address at c/o JH Management Corporation, One International Plaza, Room 520, Boston, Massachusetts 02110-2624 (hereinafter called the "Company"), OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), a Georgia corporation having its principal office and mailing address at 2100 East Exchange Place, Tucker, Georgia 30085 (hereinafter called "Oglethorpe"), and SUNTRUST BANK, ATLANTA, a banking corporation organized and existing under the laws of the State of Georgia having its corporate trust office at 58 Edgewood Avenue, Room 400, Atlanta, Georgia 30303 (hereinafter called the "Trustee").

                                RECITALS

    WHEREAS, the Company has duly authorized the creation of an issue of its bonds of substantially the tenor hereinafter provided and may, from time to time, authorize the creation of additional series of bonds as hereinafter provided (all such bonds being hereinafter called the "Bonds"); and, to secure the Bonds and to provide for the authentication and delivery thereof by the Trustee, the Company has duly authorized the execution and delivery of this Indenture; and

    WHEREAS, the initial and related exchange series of Bonds are to be known as Serial Facility Bonds Due June 30, 2011 and the form of such Bonds and the certificate of authentication of the Trustee for such Bonds are to be substantially in the following forms, respectively, with such variations as are in this Indenture permitted:

    THIS SECURITY IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (HEREINAFTER CALLED "DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST

HEREIN.

    [If a Bond of the Initial Series of Bonds, then insert -- THE FACILITY
BONDS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (HEREINAFTER CALLED THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE OF CLAUSES (1) THROUGH (4), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, SUBJECT TO THE RIGHT OF OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION) IN THE CASE OF CLAUSE (3) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT.]


No. R-                                                               $
                 OPC SCHERER 1997 FUNDING CORPORATION A
                 SERIAL FACILITY BOND DUE JUNE 30, 2011

    OPC SCHERER 1997 FUNDING CORPORATION A, a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Collateral Trust Indenture, dated as of December 1, 1997 (herein called the "Indenture"), among the Company, Oglethorpe Power Corporation (An Electric Membership Corporation), a Georgia corporation (herein called "Oglethorpe"), and SunTrust Bank, Atlanta, a banking corporation organized and existing under the laws of the State of Georgia, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture)), for value received,
hereby promises to pay to                    , or registered assigns, the
principal sum of                    Dollars on June 30, 2011, and to pay
interest thereon from the date hereof, or from the most recent interest payment date to which interest has been paid or duly provided for, on June
30, 1998 and semiannually on December 31 and June 30 in each year thereafter, at the rate of 6.974% per annum, until the principal hereof is paid or made available for payment [If a Bond of the Initial Series of Bonds, insert -- ;

provided, however, that if (i) the Exchange Offer Registration Statement (as defined in the Indenture) registering the Exchange Series of Bonds (as defined in the Indenture) pursuant to the Exchange Offer (as defined in the Indenture) has not become or been declared effective on or before the Six-Month Anniversary (as defined in the Indenture), or (ii) the Completed Exchange Offer (as defined in the Indenture) has not occurred within 90 days after the initial date on which the Exchange Registration Statement has become or has been declared effective, or (iii) the Exchange Offer
Registration Statement is filed and declared effective but shall thereafter, prior to the 90th day after the occurrence of a Completed Exchange Offer, either be withdrawn by Oglethorpe or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of the Exchange Offer Registration Statement without being succeeded immediately by an additional registration statement filed and declared effective, in each case subject to the terms, conditions and exceptions set forth in the Registration Rights Agreement (as defined in the Indenture)(each event referred to in clauses (i) through (iii), a "Registration Default"), then (subject to certain exceptions set forth in the Registration Rights Agreement) interest on this Bond will accrue (in addition to the stated interest on this Bond) at a rate of 0.25% per annum
(hereinafter called "Additional Interest") on the principal amount of this Bond, from the date of the occurrence of any Registration Default until the earlier of (a) the date such Registration Default is cured and (b) the Second Anniversary (as defined in the Indenture). Accrued Additional Interest, if any, shall be paid semi-annually on June 30 and December 31 in each year; and the amount of accrued Additional Interest shall be determined on the basis of the number of days actually elpased and a 365 or 366 day year, as the case may be. Any accrued and unpaid interest (including Additional Interest) on this Bond, upon the issuance of a Bond of the Exchange Series of Bonds in exchange for this Bond, shall cease to be payable to the Holder of this Bond, but such accrued and unpaid interest shall be payable on the next Interest Payment Date for such Bond of the Exchange Series of Bonds to the Holder thereof on the related Regular Record Date.] The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the person in whose name this Bond (or one or more Predecessor Bonds, as defined in such Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be the December 15 or June 15, as the case may be (whether or not a Business Day, as defined in the Indenture), next preceding such interest payment date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date, and may be paid to the person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Bondholders not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.
[If a Bond of the Initial Series of Bonds, insert - - Except as provided above with respect to Additional Interest,] The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year and the amount of interest payable on any partial period shall be computed on the number of days elapsed in a 360-day year of twelve 30-day months. Payment of the principal of (and premium, if any) and interest on this Bond will be made at the Trustee's New York Office (as defined in the Indenture) (or if the Trustee does not maintain an office in the Borough of Manhattan, The City of New
York, at the office of any other Paying Agent maintained in such Borough as required by the Indenture), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, except that payment of interest shall be made by check mailed to the address of the Holder entitled thereto as such address shall appear on the Bond Register.

    Unless the certificate of authentication hereon has been executed by the Trustee or any other Authenticating Agent by manual signature, this Bond shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

    This Bond is one of an authorized series of Bonds of the Company [If a Bond of the Initial Series, insert--issued in the aggregate principal amount of $224,702,000, designated by the Company as the Initial Series of Bonds (as defined in the Indenture and] known as its "Serial Facility Bonds Due June 30, 2011" issued under, and all equally and ratably secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the nature and extent of the securities and other property assigned, pledged, transferred and mortgaged thereunder, the respective rights of the holders of said Bonds and of the Trustee and the Company in respect of such security, and the terms upon which said Bonds are and are to be authenticated and delivered.

    The principal of, and premium, if any, and interest on, this Bond are payable from, and secured by, among other things, one or more nonrecourse promissory notes (each, a "Pledged Lessor Note," and, collectively, the "Pledged Lessor Notes") issued by Wilmington Trust Company and NationsBank, N.A., formerly known as NationsBank of Georgia, N.A., successor by merger to The Citizens and Southern National Bank, acting through its agent The Bank of New York, as owner trustees under four separate Trust Agreements, each dated as of December 30, 1985, as amended and supplemented by a Supplement No. 1 to Trust Agreement dated as of December 30, 1985, a Supplement No. 2 to Trust Agreement dated as of October 7, 1986, with the respective institutional investors named in such Trust Agreements (Wilmington Trust Company and NationsBank, N.A. in each of such capacities as owner trustees being herein called a "Lessor," which term shall be deemed to refer to any other co-trustee appointed pursuant to any such Trust Agreement and each permitted successor or assign thereunder, and each such institutional investor being herein called an "Equity Investor"). Such Pledged Lessor Notes have been issued under four separate Amended and Restated Indentures of Trust, Deeds to Secure Debt and Security Agreements, each dated as of December 1, 1997, between the respective Lessors, on the one hand, and The Bank of New York Trust Company of Florida, N.A., as successor trustee to Wachovia Bank of Georgia, N.A., successor by merger to The First National Bank of Atlanta (in such capacity under each such Indenture of Trust, a "Lease Indenture Trustee"), on the other hand (each of such Indentures of Trust, as hereafter amended or supplemented in accordance with its terms, being herein called a "Lease Indenture"). Reference is made to each Lease Indenture and all indentures supplemental thereto for a description of the nature and extent of the property assigned, pledged, transferred and mortgaged thereunder and the rights of the holders of notes issued thereunder, including the Pledged Lessor
Notes. Except as expressly provided in a Lease Indenture, all payments of principal, premium, if any, and interest to be made on a Pledged Lessor Note and under such Lease Indenture will be made only from the assets subject to the lien of such Lease Indenture or the income and proceeds received by the related Lease Indenture Trustee therefrom, including, in the case of each Lease Indenture, the rights of the Lessor which is a party thereto under a Lease with Oglethorpe, including the unconditional obligation of Oglethorpe under each such Lease to make basic rental and certain other payments which will be at least sufficient to provide for the payment of the principal of, and premium, if any, and interest on, the Pledged Lessor Note or Notes issued under such Lease Indenture.

    As provided in the Indenture, Bonds may be issued in one or more series in an unlimited aggregate principal amount. Bonds of the series of which this Bond is a part are limited in aggregate principal amount to $224,702,000. The aggregate principal amount and terms of subsequent series of Bonds, if any, will be established in the supplemental indenture creating such series as provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of Oglethorpe and the Company and the rights of the Holders of the Bonds of all series under the Indenture at any time by Oglethorpe and the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series at the time Outstanding (as defined in the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds of all series at the time Outstanding, on behalf of the Holders of all such Bonds, to waive compliance by Oglethorpe and the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond.

    The Bonds of this series are not subject to redemption at the option of the Company.

    The Bonds of this series are subject to mandatory redemption in whole or in part, at any time, on not less than 20 nor more than 60 days' prior notice given as provided in the Indenture at a redemption price equal to the principal amount of the Bonds to be redeemed plus accrued interest to the redemption date, on the same date on which, and to the same extent that, the Pledged Lessor Notes are subject to prepayment as provided in their respective Lease Indentures, but only if such prepayment is made under one of the circumstances described in Section 6.01(b) of the Indenture, as certified to the Trustee by Oglethorpe and the Lessors which are the issuers of each of the Pledged Lessor Notes.

    The Bonds of this series are also subject to mandatory redemption pursuant to sinking fund installments, as more fully provided in the Indenture, on a pro rata basis for Bonds of this series, at the principal amount thereof, together with interest accrued to the redemption date, on the dates and in the respective principal amounts (before taking into account any applicable credit indicated below) set forth in the table below:

set forth in the table below:


December 31, 1998. . . . . . . . . . . . . . . . . . . . . . . . . .  $6,555,000
June 30, 1999. . . . . . . . . . . . . . . . . . . . . . . . . . . .           0
December 31, 1999. . . . . . . . . . . . . . . . . . . . . . . . . .  11,112,000
June 30, 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . .           0
December 31, 2000. . . . . . . . . . . . . . . . . . . . . . . . . .  11,719,000
June 30, 2001. . . . . . . . . . . . . . . . . . . . . . . . . . . .           0
December 31, 2001. . . . . . . . . . . . . . . . . . . . . . . . . .  12,064,000
June 30, 2002. . . . . . . . . . . . . . . . . . . . . . . . . . . .           0
December 31, 2002. . . . . . . . . . . . . . . . . . . . . . . . . .  14,067,000
June 30, 2003. . . . . . . . . . . . . . . . . . . . . . . . . . . .           0
December 31, 2003. . . . . . . . . . . . . . . . . . . . . . . . . .  16,117,000
June 30, 2004. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,513,000
December 31, 2004. . . . . . . . . . . . . . . . . . . . . . . . . .  13,719,000
June 30, 2005. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,651,000
December 31, 2005. . . . . . . . . . . . . . . . . . . . . . . . . .  14,564,000
June 30, 2006. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,485,000
December 31, 2006. . . . . . . . . . . . . . . . . . . . . . . . . .  15,371,000
June 30, 2007. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23,883,000
December 31, 2007. . . . . . . . . . . . . . . . . . . . . . . . . .           0
June 30, 2008. . . . . . . . . . . . . . . . . . . . . . . . . . . .  25,453,000
December 31, 2008. . . . . . . . . . . . . . . . . . . . . . . . . .           0
June 30, 2009. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20,383,000
December 31, 2009. . . . . . . . . . . . . . . . . . . . . . . . . .           0
June 30, 2010. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,724,000
December 31, 2010. . . . . . . . . . . . . . . . . . . . . . . . . .           0
June 30, 2011 (1). . . . . . . . . . . . . . . . . . . . . . . . . .   9,322,000



    In the event of any partial redemption of Bonds of this series (other than pursuant to the aforementioned sinking fund), the principal amount of Bonds to be redeemed pursuant to the sinking fund schedule indicated above shall be adjusted in a manner which will preserve the relationship between the amortization schedules for the Pledged Lessor Notes and the sinking fund schedule for the Bonds of this series which remain outstanding.

-------------
(1) Final payment date.

    Bonds of this series will also be subject to special mandatory redemption in whole or in part from time to time at a redemption price equal to that which would be payable on such redemption date in respect of Bonds as provided below, plus accrued interest to such redemption date, at the times, with the notice, in the amounts and under the circumstances described in Section 6.01(a) of the Indenture:

         Twelve month                                     Redemption
         Period beginning                                   Price
         ----------------                                 ----------

December 17, 1997 through December 31, 1997 (2)            106.974%
January 1, 1998                                            106.974
January 1, 1999                                            106.438
January 1, 2000                                            105.901
January 1, 2001                                            105.365
January 1, 2002                                            104.828
January 1, 2003                                            104.292
January 1, 2004                                            103.755
January 1, 2005                                            103.219
January 1, 2006                                            102.682
January 1, 2007                                            102.146
January 1, 2008                                            101.609
January 1, 2009                                            101.073
January 1, 2010                                            100.536
January 1, 2011                                            100.000

    In the case of any redemption of Bonds, unpaid interest installments whose Stated Maturity ( as defined in the Indenture) is on or prior to the redemption date will be payable to the Holders of record of such Bonds or one or more Predecessor Bonds at the close of business on the relevant Regular or Special Record Date referred to on the face hereof.

    It is provided in the Indenture that Bonds of a denomination larger than $1,000 may be redeemed in part ($1,000 or an integral multiple thereof) and that upon any partial redemption of any such Bond the same shall be surrendered at the corporate trust office of the Bond Registrar in exchange for one or more new Bonds for the unredeemed portion thereof.

    Bonds (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption. In addition, Bonds of this series shall be deemed to have been paid and discharged, and the Indenture shall be deemed to have been satisfied with respect to such Bonds (except in respect of the rights of holders of such Bonds to receive payment of the principal of and interest on such Bonds from the trust fund hereinafter


---------------------
(2) Partial period.

referred to, certain obligations of the Company in respect of the registration for transfer and exchange of Bonds and the rights, powers, trusts, duties and immunities of the Trustee under the Indenture) upon compliance with the conditions to such discharge set forth in the Indenture, including the deposit by the Company with the Trustee of money in an amount, or U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than the due date of any payment, money in an amount sufficient to pay and discharge each installment of principal of, and interest on, the outstanding Bonds of this series on the dates such installments of principal and interest are due.

    If an Event of Default (as defined in the Indenture) shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in the Indenture, except that no such declaration can be made in cases in which (i) the Event of Default resulted from a failure on the part of Oglethorpe to pay rent under any Lease until such time as the Lessor under such Lease has been given an opportunity to cure such default in accordance with its Lease Indenture or (ii) the Event of Default resulted from a default under any Lease Indenture at a time when less than all the Lease Indentures were in default.

    This Bond is transferable by the registered owner hereof in person or by attorney authorized in writing, at the Trustee's New York Office (or if the Trustee does not maintain an office in the Borough of Manhattan, The City of New York, at the office of any other Bond Registrar maintained in such Borough) upon surrender of this Bond, and upon any such transfer a new Bond of this series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

    The Bonds are issuable only as registered Bonds without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof as provided in, and subject to the provisions of, the Indenture. Bonds of this series are exchangeable for other Bonds of this series, but of a different authorized denomination or denominations, as requested by the holder surrendering the same.

    No service charge will be made of any holder of Bonds for any such transfer or exchange, but the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment for transfer, the person in whose name this Bond is registered shall be deemed to be the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond be overdue, regardless of any notice to anyone to the contrary.

    As provided in the Indenture, the Indenture and the Bonds shall be construed in accordance with and governed by the law of the State of Georgia.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ______________, 19__


                                  OPC SCHERER 1997 FUNDING
                                  CORPORATION A


[SEAL]                            By_________________________________________
                                       Vice President


Attest:


___________________________
      Secretary



                 [FORM OF CERTIFICATE OF AUTHENTICATION]


    This is one of the Bonds described in the within-mentioned Indenture.

                             SUNTRUST BANK, ATLANTA, Trustee


                             By:_____________________________________________
                                      Authorized Officer

    WHEREAS, all acts necessary to make the Initial Series of Bonds, when executed by the Company, authenticated and delivered by the Trustee or the Authenticating Agent and issued, the valid obligations of the Company, and to constitute this Indenture a valid instrument for the security of the Bonds, in accordance with its and their terms, have been done:

    NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, to secure the payment of the principal of and interest and premium (if any) on all the Bonds authenticated and delivered hereunder and issued by the Company and outstanding, and the performance of the covenants therein and herein contained, and in consideration of the premises and of the covenants herein contained and of the purchase of the Bonds by the holders thereof, and of the sum of $1 paid to the Company by the Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the

Company by these presents does grant, bargain, sell, release, convey, assign, pledge, transfer, mortgage, hypothecate, and confirm unto the Trustee and grant to the Trustee a security interest in all and singular the following (which collectively are hereinafter called the "Pledged Property"), to wit:

                              CLAUSE FIRST

    All Lessor Notes (as hereinafter defined) identified on Schedule A hereto and all other Lessor Notes as shall be actually pledged and assigned by the Company to the Trustee pursuant hereto or pursuant to a supplemental indenture as provided herein, together with the interest of the Company (if any) in the Lease Indentures (as hereinafter defined) securing said Lessor Notes.


                            CLAUSE SECOND

    All the proceeds received by the Company from the sale of the Bonds until applied in the manner herein provided, all the tolls, rents, issues, profits, products, revenues and other income of the property subjected or required to be subjected to the lien of this Indenture, and all the estate, right, title and interest of every nature whatsoever of the Company in and to the same and every part thereof.

                            CLAUSE THIRD

    Also any property, including cash, that may, from time to time hereafter, be subjected to the lien and/or pledge hereof by the Company or which pursuant to any provision of this Indenture or any Series Supplemental Indenture or any other supplemental indenture to be executed and delivered as provided in this Indenture may become subject to the lien and/or pledge hereof; and the Trustee is hereby authorized to receive the same at any time as additional security hereunder. Such subjection to the lien hereof of any such property as additional security may be made subject to any reservations, limitations or conditions which shall be set forth in a written instrument executed by the Company and/or by the Trustee respecting the scope or priority of such lien and/or pledge or the use and disposition of such property or the proceeds thereof.

    TO HAVE AND TO HOLD the Pledged Property unto the Trustee and its successors and assigns forever subject to the terms of this Indenture including, without limitation, Section 13.01.

    BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the holders from time to time of all the Bonds authenticated and delivered hereunder and issued by the Company and outstanding, without any priority of any one Bond over any other.

    AND UPON THE TRUSTS and subject to the covenants and conditions hereinafter set forth.

                                       ARTICLE ONE

                   DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.

    SECTION 1.01.  Definitions.

    For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (2) all other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

         (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         (4) all reference in this Indenture to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture;

         (5) the words "herein," "hereof'" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

    Certain terms, used principally in Article Nine, are defined in that Article.

    "Act" when used with respect to any Holder has the meaning specified in
Section 1.04.

    "Additional Interest" has the meaning specified in Section 2.01(b).

    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Allocable Period" shall have the meaning set forth in Section 6.04.

    "Amount Recovered" means any amount in excess of $5,000,000 recovered by the Trustee in respect of a series of Bonds (and not previously applied toward the redemption of Bonds of such series pursuant to Section 6.01(a)(iii) or any comparable provision of any Series Supplemental Indenture) as the result of the exercise of remedies by the Trustee in respect of a defaulted Pledged Lessor Note pursuant to, and in accordance with, the last paragraph of Section 8.02.

    "Authenticating Agent" means the Trustee and any other Person acting as Authenticating Agent hereunder pursuant to Section 9.14.

    "Authorized Agent" means any Authenticating Agent, Paying Agent or Bond Registrar.

    "Beneficial Owner" shall mean, when any series of Bonds are in Book Entry Form, any person who acquires a beneficial ownership interest in such Bonds held by the Depository.

    "Board of Directors" means the board of directors of the Company, when used with respect to the Company, and either the board of directors, or any duly authorized committee of that board, when used with respect to Oglethorpe.

    "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or Oglethorpe, as the case may be, to have been duly adopted by the Board of Directors of such entity and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "Bond Register" has the meaning specified in Section 2.05.

    "Bond Registrar" means the Trustee and any other Person acting as Bond Registrar hereunder pursuant to Section 9.14.

    "Bonds" means all Bonds issued under this Indenture, including the Initial Series of Bonds and the Exchange Series of Bonds and Bonds issued pursuant to any Series Supplemental Indenture.

    "Book Entry Form" or "Book Entry System" shall mean a form or system, as applicable, under which physical Bond certificates in fully registered form are registered only in the name of the Depository or its nominee, with the physical Bond certificates "immobilized" in the custody of the Depository.

    "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, New York or the City of Atlanta, Georgia are authorized by law to close.

    "Capital Improvements" means all alterations, modifications, additions or improvements to Scherer Unit 2 or any replacements of any appliances, parts, instruments, appurtenances, accessories, equipment and other property of whatever nature that may from time to time be incorporated in Scherer Unit 2 or any part thereof and which may be capitalized, but not charged to maintenance or repairs, in accordance with the method of accounting being used by Oglethorpe.

    "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

    "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

    "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by its President or one of its Vice Presidents, and by its Treasurer, Secretary, or one of its Assistant Treasurers or Assistant Secretaries, and delivered to the Trustee.

    "Completed Exchange Offer" means the earlier to occur of (i) the Company having exchanged Bonds of the Exchange Series of Bonds for all Bonds of the Initial Series of Bonds constituting "Registerable Securities" (as defined in the Registration Rights Agreement) pursuant to an Exchange Offer and (ii) the Company having exchanged, pursuant to an Exchange Offer, Bonds of the Exchange Series of Bonds for all Bonds of the Initial Series of Bonds constituting "Registerable Securities" (as defined in the Registration Rights Agreement) that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which expiration shall be on a date that is at least 30 days following the commencement of the Exchange Offer.

    "Corporate Trust Office" means the principal office of the Trustee at which at any particular time corporate trust business of the Trustee shall be administered.

    "Default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

    "Defaulted Interest" has the meaning set forth in Section 2.07.

    "Depository" shall mean The Depository Trust Company (a limited purpose trust company), New York, New York until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, "Depository" shall mean the successor Depository. Any Depository shall be a securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a Book Entry System to record ownership of beneficial interest in Bonds, and to effect transfers of Bonds, in a Book Entry Form.

    "Designated Installments" shall have the meaning set forth in Section 6.04 hereof.

    "Equity Investors" means IBM Credit Financing Corporation, DFO Partnership,

Chrysler Financial Corporation and HEI Investment Corp., as beneficiaries under the several Trust Agreements, and their respective permitted successors and assigns.

    "Event of Default" has the meaning specified in Section 8.01.

    "Event of Loss" when used in respect of any Lease, has the meaning specified in such Lease.

    "Excepted Payments" means (i) any indemnity or other amounts payable to any Lessor or Equity Investor by the terms of Article 6 of the Participation Agreement to which such Lessor or Equity Investor are parties or by the Tax Indemnification Agreement to which such Equity Investor is a party, (ii) any insurance proceeds (or payments with respect to risks self-insured) payable to any Lessor or Equity Investor under liability policies maintained by or for the benefit of such Person or under policies, if any, maintained by such Person pursuant to Article 12 of the Lease to which such Lessor is a party, (iii) any amounts payable under any Operative Document (as defined in each Participation Agreement) to reimburse any Lessor or Equity Investor in performing or complying with any of the obligations of Oglethorpe under and as permitted by any Operative Documents and (iv) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (iii) above which constitute Excepted Payments.

    "Exchange Issue of Bonds" means the Serial Facility Bonds Due June 30, 2011 issued under this Indenture and substantially identical in terms to the Initial Series of Bonds (except that the Initial Series of Bonds shall contain provisions for Additional Interest and be subject to certain restrictions on transfer).

    "Exchange Offer" has the meaning specified in Section 2.01(b).

    "Exchange Offer Registration Statement" has the meaning specified in
Section 2.01(b).

    "Facility" means Scherer Unit 2, the Scherer Station Site and the Common Facilities described in each Participation Agreement.

    "Federal Power Act" means the Federal Power Act, as amended.

    "Global Security" has the meaning specified in Section 2.01(b).

    "Handy-Whitman Index" shall mean the Handy-Whitman Index of Public Utility Construction Costs published semi-annually on January 1 and July 1 of each year by Whitman, Requardt and Associates for the region which includes the area in which Scherer Unit 2 is located, or any successor to such publication, or any similar publication as shall be agreed to from time to time by each Lessor and Oglethorpe as an appropriate index of construction costs of the electric utility industry.

    "Holder" or "Bondholder" means a Person in whose name a Bond is registered in the Bond Register.

    "Holding Company Act" means the Public Utility Holding Company Act of 1935, as amended.

    "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

    "Initial Series of Bonds" means the Serial Facility Bonds Due June 30, 2011 initially issued under this Indenture.

    "Interest Payment Date" means, in respect of each series of Bonds, the Stated Maturity of an installment of interest on such Bonds.

    "Lease" means each of the Lease Agreements dated December 30, 1985, as heretofore amended and supplemented by a First Supplement thereto dated as of October 15, 1986, in the case of three of the Leases, and as of June 30, 1987, in the case of the fourth Lease, and a Second Supplement thereto dated as of December 17, 1997, and as the same may hereafter be further amended or supplemented in accordance with its terms, pursuant to which a Lessor is leasing its undivided ownership interest in Scherer Unit 2 to Oglethorpe, and "Leases" means all of such Leases.

    "Lease Indenture" means each of the Amended and Restated Indentures of Trust, Deeds to Secure Debt and Security Agreements dated December 1, 1997 between a Lessor and the related Lease Indenture Trustee, as the same may hereafter be amended or supplemented in accordance with its terms, and "Lease Indentures" means all of such Lease Indentures.

    "Lease Indenture Trustee" means The Bank of New York Trust Company of Florida, N.A., as successor trustee to Wachovia Bank of Georgia, N.A., successor by merger to The First National Bank of Atlanta, as trustee under a Lease Indenture, and its successor as such trustee thereunder, and "Lease Indenture Trustees" means all of such Lease Indenture Trustees.

    "Lessor" means Wilmington Trust Company and NationsBank, N.A., formerly known as NationsBank of Georgia, N.A., successor by merger to The Citizens and Southern National Bank, acting through its agent The Bank of New York, as owner trustees under each of the four separate Trust Agreements, together with any other co-trustees appointed pursuant to Section 10.2 of such Trust Agreements, and each successor or assign thereunder, and "Lessors" means all of such Lessors.

    "Lessor Note" means any non-recourse promissory note of a Lessor issued under its respective Lease Indenture.

    "Lessor Note Installment Date" shall have the meaning set forth in Section 6.04.

    "Lessor Request" and "Lessor Order" mean, respectively, a written request or order signed in the name of each Lessor by its President or one of its Vice Presidents or Assistant Vice Presidents and by its Treasurer or Secretary or one of its Assistant Treasurers or Assistant Secretaries, or by any authorized agent of a Lessor (which authorized agent shall include Oglethorpe pursuant to the agency granted to Oglethorpe in the Supplemental Participation Agreement unless and until the Trustee has been notified of the revocation of such agency), and delivered to the Trustee.

    "Lessor's Cost" means, with respect to each Lessor, the cost of acquisition of its undivided interest in Scherer Unit 2.

    "Lien of this Indenture" or "lien hereof" means the lien created by these presents, or created by any concurrent or subsequent conveyance to the Trustee (whether made by the Company or any other Person), or otherwise created, constituting any property a part of the Pledged Property held by the Trustee for the benefit of the Bonds Outstanding hereunder.

    "Maturity" when used with respect to any Bond means the date on which the principal of such Bond becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

    "Officers' Certificate" means a certificate signed by the President or a Vice President, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries, of Oglethorpe or the Company, as the case may be, and delivered to the Trustee.

    "Oglethorpe" means Oglethorpe Power Corporation (An Electric Membership Corporation), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), a corporation organized and operating under the laws of the State of Georgia, and, subject to the provisions hereof, its successors and assigns.

    "Opinion of Counsel" means a written opinion of counsel for any Person either expressly referred to herein or otherwise satisfactory to the Trustee which may include, without limitation, counsel to the Company, any Lessor, the Lease Indenture Trustee, any Equity Investor or Oglethorpe, whether or not such counsel is an employee of any of them.

    "Outstanding" when used with respect to Bonds means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

         (i) Bonds theretofore canceled by the Trustee or the Bond Registrar or delivered to the Trustee or the Bond Registrar for cancellation;

         (ii) Bonds for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee in trust for the Holders of such Bonds as provided in Article Twelve, provided that, if such Bonds are to be redeemed (otherwise than through the operation of the Sinking Fund), notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

         (iii) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Company or owned by Oglethorpe, any Lessor or any Equity Investor, or any Affiliate of the Company, Oglethorpe, any Lessor or any Equity Investor, shall be disregarded and deemed not to be Outstanding, unless such Persons own 100% of the Bonds owned by all Persons, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or Oglethorpe, any Lessor or any Equity Investor or any Affiliate of the Company, Oglethorpe, any Lessor or any Equity Investor.

    "Ownership Agreement" means the Purchase and Ownership Participation Agreement dated as of May 15, 1980, among Oglethorpe, Georgia Power Company, Municipal Electric Authority of Georgia and the City of Dalton, as amended by the Amendment to the Ownership Agreement, dated December 30, 1985, among such parties, the four Consents, Amendments and Assumptions, dated December 30, 1985, among such parties, Gulf Power Company and the respective Lessors and further Amendments to the Ownership Agreement, dated as of July 1, 1986, August 1, 1988 and December 30, 1990, and as the Ownership Agreement may be amended, modified or supplemented from time to time.

    "Participant" shall mean one of the entities which is a member of the Depository and deposits securities, directly or indirectly, in the Book Entry System.

    "Participation Agreement" means each of the Participation Agreements dated as of December 30, 1985, among Oglethorpe, the Equity Investor named therein, its related Lessor, the Lease Indenture Trustee, CoBank, ACB, as successor to Columbia Bank for Cooperatives, the Company and SunTrust Bank, Atlanta, formerly known as Trust Company Bank, as trustee under a Collateral Trust Indenture dated as of October 15, 1986, as the same has heretofore been amended by the related Supplemental Participation Agreement, and as the same may hereafter be amended or supplemented in accordance with its terms, and "Participation Agreements" means all of such Participation Agreements.

    "Paying Agent" means the Trustee and any other Person acting as Paying Agent hereunder pursuant to Section 9.14.

    "Permitted Investments" means (i) direct obligations of the United States of America, or (ii) obligations fully guaranteed by the United States of America, or (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof (but not exceeding $15,000,000 in principal amount of all certificates of deposit and time deposits at any given time for any one bank, trust company or national banking association) having a combined capital and surplus of at least $300,000,000 (including the Trustee, any Lease Indenture Trustee, any Lessor and any Paying Agent if such conditions are met), or (iv) commercial paper of companies incorporated or doing business under the laws of the United States of America or one of the States thereof (but not exceeding $15,000,000 in principal amount at any given time for any one company) and in each case having a rating assigned to such commercial paper by Standard & Poor's Rating Service, A Division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organization, or (v) repurchase agreements fully collateralized by an obligation of the type described in clause (i) through (iv) above, pursuant to which a bank, trust company or national banking association referred to in clause (iii) above or another financial institution having a net worth of at least $200,000,000 is obligated to repurchase any such obligation not later than 90 days after the purchase of any such obligation.

    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "Place of Payment" when used with respect to the Initial Series of Bonds and the Exchange Series of Bonds, means the Borough of Manhattan, City and State of New York and, when used with respect to the Bonds of any other series, means the corporate trust office of the Trustee and such other place or places, if any, where the principal of (and premium, if any) and interest on the Bonds of that series are payable as specified in the Series Supplemental Indenture setting forth the terms of the Bonds of such series.

    "Pledged Lessor Note" means any Lessor Note identified in Schedule A to this Indenture or in a Schedule to a Series Supplemental Indenture as being subjected to the Lien of this Indenture, as such Lessor Note may be amended or supplemented from time to time pursuant to the applicable provisions thereof, of the related Lease Indenture and of this Indenture; and "Pledged Lessor Notes" means each and every Pledged Lessor Note.

    "Pledged Property" has the meaning set forth in the Granting Clauses.

    "Predecessor Bonds" of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

    "Principal Instruments" means the Pledged Lessor Notes, the Lease Indentures, the Participation Agreements and the Leases.

    "Recovery Payment Date" means the third Business Day following receipt by the Trustee of any Amount Recovered.

    "Redemption Date" when used with respect to any Bond to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

    "Redemption Price" when used with respect to any Bond to be redeemed means the price (inclusive of accrued interest) at which it is to be redeemed pursuant to this Indenture and the terms of such Bond.

    "Registration Default" has the meaning specified in Section 2.01(b).

    "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated December 17, 1997, among Oglethorpe, the Company and the Purchasers (as defined therein), and approved by the Lessors.

    "Regular Record Date" for the interest payable on any Interest Payment Date means the 15th day of June or December, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date.

    "Rent" means, with respect to any Lease, the rent payable pursuant to
Section 3.2 of such Lease and any and all other amounts, liabilities and obligations that Oglethorpe assumes or agrees to pay to or on behalf of the Lessor under such Lease, the related Equity Investor, any Loan Participant (as defined in the related Participation Agreement and which, as so defined, includes the Company) and each Indemnitee (as defined in such Participation Agreement and which, as so defined, includes the Company) under the Operative Documents (as defined in such Participation Agreement).

    "Responsible Officer" when used with respect to the Trustee means the chairman or vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive or standing committee of the board of directors or trustees, the president, the chairman of the committee on trust matters, any vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the comptroller and any assistant comptroller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

    "Scherer Common Facilities" means all property, real and personal, now existing or hereafter acquired, constructed or installed for use in common by two or more of the coal-fired electric generating units located at Plant Robert
W. Scherer in Monroe County, Georgia, as more particularly described in each of the Participation Agreements.

    "Scherer Unit 1" means the 818 MW (nameplate capacity) coal-fired, steam electric generating unit designated as Unit No. 1 of Plant Robert W. Scherer located in Monroe County, Georgia.

    "Scherer Unit 2" means the 818 MW (nameplate capacity) coal-fired, steam electric generating unit designated as Unit No. 2 of Plant Robert W. Scherer located in Monroe County, Georgia.

    "Scherer Unit 2 Capital Budget" means the capital budget for Scherer Unit 2 proposed by Georgia Power Company, or its successor as operator, pursuant to
Section 5(e) of the Ownership Agreement.

    "Scherer Unit 2 Site" means the land on which Scherer Unit 2 is located as of the date hereof, as more particularly described in each of the Participation Agreements.

    "Second Anniversary" means the date which is the second anniversary of the original issuance of the Initial Series of Bonds.

    "Series Supplemental Indenture" means an indenture supplemental to this Indenture, for the purpose of specifying, in accordance with Article Two, the form of the Bonds of any series (other than the Initial Series of Bonds and the Exchange of Series of Bonds), and/or for the purpose of subjecting to the Lien of this Indenture the Pledged Lessor Notes related to such series, and "Series Supplemental Indentures" means each and every Series Supplemental Indenture.

    "Sinking Fund" has the meaning specified in Section 7.01.

    "Six-Month Anniversary" has the meaning specified in Section 2.01(b).

    "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.07.

    "Stated Maturity" when used with respect to any Bond or any installment of interest thereon means the date specified in such Bond as the fixed date on which the principal of such Bond or such installment of interest is due and payable, except that when used with reference to a series of Bonds which have maturities from their respective dates of issuance of one year or less, the Series Supplemental Indenture creating such series may provide that the Stated Maturity of all Bonds of such series shall be a stated date beyond such individual maturity dates.

    "Stipulated Loss Value" means the amount designated as such in each Lease which Oglethorpe must pay to the Lessor of such Lease under the circumstances stated in such Lease, which amount, under the terms of such Lease, will be an amount at least sufficient to pay in full the aggregate unpaid principal amount of and premium, if any, and interest on, the then outstanding Lessor Notes.

    "Supplemental Participation Agreement" means each Supplemental
Participation Agreement dated October 9, 1986 in the case of three of such Supplemental Participation Agreements and June 30, 1987 in the case of the fourth of such Supplemental Participation Agreements, among Oglethorpe, an Equity Investor, its related Lessor, CoBank, ACB, as successor to Columbia Bank for Cooperatives, the related Lease Indenture Trustee and, with respect to three of the Supplemental Participation Agreements, OPC Scherer Funding Corporation and SunTrust Bank, Atlanta, formerly known as Trust Company Bank, as trustee under a Collateral Trust Indenture dated as of October 15, 1986 (the "Original Collateral Trust Trustee"), and each Second Supplemental Participation Agreement dated as of December 17, 1997 among Oglethorpe, the Company, an Equity Investor, its related Lessor, the related Lease Indenture Trustee, CoBank, ACB, the Trustee, and, with respect to three of the Second Supplemental Participation Agreements, OPC Scherer Funding Corporation and the Original Collateral Trust Trustee, and "Supplemental Participation Agreements" means all of such Supplemental Participation Agreements.

    "Tax Indemnification Agreement" means each Tax Indemnification Agreement dated as of December 30, 1985 between an Equity Investor and Oglethorpe, as amended by an Amendment No. 1 thereto dated as of December 17, 1997, and as the same may hereafter be further amended and supplemented in accordance with its terms, and "Tax Indemnification Agreements" means all of such Tax Indemnification Agreements.

    "Trust Agreements" means the four Trust Agreements, each dated December 30, 1985, between Wilmington Trust Company and the respective Equity Investors, each as amended and supplemented by a Supplement No. 1 to Trust Agreement, dated December 30, 1985, and a Supplement No. 2 to Trust Agreement dated October 7, 1986, and as the same may hereafter be amended or supplemented in accordance with its terms.

    "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force on the date as of which this instrument was executed.

    "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

    "Trustee's New York Office" means the corporate trust office of the Trustee maintained in the Borough of Manhattan, The City of New York, which, as of the date hereof, is located at c/o First Chicago Trust Company, 14 Wall Street, 8th Floor, New York, New York 10005.

    "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

    SECTION 1.02.  Compliance Certificates and Opinions.

    Upon any application or request by the Company, any Lessor or Oglethorpe to the Trustee to take any action under any provision of this Indenture, the Company, such Lessor or Oglethorpe, as the case may be, shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided that any action which may be taken under any provision of this Indenture by a Lessor may be taken by Oglethorpe on behalf of such Lessor pursuant to the agency granted to Oglethorpe in the Supplemental Participation Agreement to which such Lessor is a party unless and until the Trustee has been notified of the revocation of such agency.

    Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

    SECTION 1.03.  Form of Documents Delivered to Trustee.

    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such

Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

    Any certificate or opinion of an officer of the Company, any Lessor or Oglethorpe may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Lessor or Oglethorpe, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company, such Lessor or Oglethorpe, respectively, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

    Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

    SECTION 1.04.  Acts of Holders.

    (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and Oglethorpe. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.01) conclusive in favor of the Trustee, the Company and Oglethorpe, if made in the manner provided in this Section.

    (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

    (c)  The ownership of Bonds shall be proved by the Bond Register.

    (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bond shall bind the Holder of every Bond issued upon the transfer thereof or in exchange therefor, or in lieu thereof, whether or not notation of such action is made upon such Bond.

    SECTION 1.05.  Notices, etc., to Trustee, Oglethorpe and Company.

    Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

         (1) the Trustee by any Holder, by the Company, by Oglethorpe or by an Authorized Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

         (2) the Company by the Trustee, by any Holder, by Oglethorpe or by an Authorized Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee and Oglethorpe by the Company for such purpose, or

         (3) Oglethorpe by the Trustee, by any Holder, by the Company or by an Authorized Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to Oglethorpe addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee and the Company by Oglethorpe for such purpose.

    SECTION 1.06.  Notices to Holders; Waiver.

    Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at his address as it appears in the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

    SECTION 1.07.  Conflict with Trust Indenture Act.

    If any provision hereof limits, qualifies or conflicts with another provision hereof which is or may be required to be included in this Indenture by any of the provisions of TIA, such required provision shall control.

    SECTION 1.08.  Effect of Heading and Table of Contents.

    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

    SECTION 1.09.  Successors and Assigns.

    All covenants, agreements, representations and warranties in this Indenture by the Trustee, Oglethorpe and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

    SECTION 1.10.  Separability Clause.

    In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    SECTION 1.11.  Benefits of Indenture.

    Nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Bonds, any benefit or any legal or equitable right, remedy or claim under this Indenture.

    SECTION 1.12.  Governing Law.

    This Indenture shall be construed in accordance with and governed by the law of the State of Georgia.

    SECTION 1.13.  Legal Holidays.

    In any case where any Interest Payment Date or Redemption Date or the Stated Maturity of any Bond, or any date on which any Defaulted Interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding, Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity, or on the date on which the Defaulted Interest is proposed to be paid, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, or date for the payment of Defaulted Interest, as the case may be.

    SECTION 1.14.  Indenture to Constitute Security Agreement.

    This Indenture is hereby made and declared to be a security agreement, creating a security interest in and encumbering each and every item of Pledged Property, in compliance with the provisions of the Uniform Commercial Code as in effect in the State of Georgia. A financing statement or statements reciting this Indenture to be a Security Agreement, affecting all of the Pledged Property, shall be executed and appropriately filed by or on behalf of the Company.


                                 ARTICLE TWO

                                  THE BONDS

    SECTION 2.01.  General Terms.

    (a) Bonds Generally--Amount Unlimited; Issuable in Series; Limitations on Issuance. The aggregate principal amount of Bonds which may be authenticated and delivered under this Indenture is unlimited. Bonds may be issued hereunder up to the aggregate principal amount which may be authorized from time to time by the Board of Directors of the Company.

    The terms of any series of Bonds relative to payment of principal thereof, and premium (if any) and interest thereon, need not correspond exactly to the schedule for such payments under the related Pledged Lessor Notes.

    The Bonds may be issued in one or more series. There shall be established in one or more Series Supplemental Indentures, prior to the issuance of Bonds of any series, other than the Initial Series of Bonds and the Exchange Series of Bonds (both of which shall be governed by the provisions of paragraph (b) of this Section),

         (1) the title of the Bonds of such series (which shall distinguish the Bonds of such series from all other Bonds) and the form or forms of Bonds of such series;

         (2) any limit upon the aggregate principal amount of the Bonds of such series that may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Bonds of such series pursuant to Section 2.07, 2.08, 2.09, 6.06 or 11.07);

         (3) the date or dates on which the principal of the Bonds of such series is payable;

         (4) the rate or rates at which the Bonds of such series shall bear interest, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable;

         (5) the place or places where the principal of, and premium, if any, and interest on, Bonds of such series shall be payable (if other than as provided in Section 5.02);

         (6) the price or prices at which, the period or periods within which and the terms and conditions upon which Bonds of such series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

         (7) the obligation, if any, of the Company to redeem, purchase or repay Bonds of such series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Bonds of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

         (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Bonds of such series shall be issuable;

         (9) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture); and

         (10) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Bonds of such series;

provided, however, that, after giving effect to the issuance of any series of Bonds and the subjection to the Lien of this Indenture of the related Pledged Lessor Notes, the average of the daily balance of Excess Funds for each fiscal year of the Company shall not exceed 10% of the average of the aggregate principal amount of Bonds Outstanding on each day in such fiscal year. For purposes of the foregoing proviso, "Excess Funds" shall mean, for any day, amounts actually paid to the Trustee under the Pledged Lessor Notes in excess of amounts then due and payable in respect of Bonds.

    (b) Initial Series of Bonds and Exchange Series of Bonds--Authorized Amount; Interest Rates; Place of Payment. The aggregate principal amount of the Initial Series of Bonds and the Exchange Series of Bonds which may be authenticated and delivered and Outstanding under this Indenture is limited to $224,702,000 exclusive of Bonds authenticated and delivered under Section 2.06. The Initial Series of Bonds and the Exchange Series of Bonds shall bear simple interest at the rate of 6.974% per annum; and all such interest shall be payable from and including the date of the Bonds or from the most recent Interest Payment Date to which interest has been paid or duly provided for semiannually on June 30 and December 31 in each year, commencing June 30, 1998, until but excluding the date the principal thereof is paid or made available for payment in accordance with the terms hereof; provided, however, that if (i) a registration statement (the "Exchange Offer Registration Statement") under the Securities Act of 1933, as amended, registering the Exchange Series of Bonds in connection with an offer to exchange Bonds of the Initial Series of Bonds for Bonds of the Exchange Series of Bonds exchange offer (the "Exchange Offer") has not become or been declared effective on or before the date which is 180 days from the date of original issuance of the Initial Series of Bonds (the "Six-Month Anniversary"), or (ii) a Completed Exchange Offer has not occurred within 90 days after the initial date on which the Exchange Offer Registration Statement has become or has been declared effective, or (iii) the Exchange Offer Registration Statement is filed and declared effective but shall thereafter, prior to the 90th day after the occurrence of the Completed Exchange Offer, either be withdrawn by Oglethorpe or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act of 1933, as amended, suspending the effectiveness of the Exchange Offer Registration Statement without being succeeded immediately by an additional registration statement filed and declared effective, in each case subject to the terms, conditions and exceptions set forth in the Registration Rights Agreement (each event referred to in clauses (i), through (iii), a "Registration Default") then (subject to certain exceptions set forth in the Registration Rights Agreement) interest on the Initial Series of Bonds will accrue (in addition to the stated interest on such Bonds) at a rate of 0.25% per annum ("Additional Interest") on the principal amount of the Initial Series of Bonds, from the date of the occurrence of any Registration Default until the earlier of (a) the date such Registration Default is cured and (b) the Second Anniversary. Accrued Additional Interest, if any, shall be paid semi-annually on June 30 and December 31 in each year; and the amount of accrued Additional Interest shall be determined on the basis of the number of days actually elapsed and a 365 or 366 day year, as the case may be. Any accrued and unpaid interest (including Additional Interest) on any Bond of the Initial Series of Bonds, upon the issuance of a Bond of the Exchange Series of Bonds in exchange for such Bond of the Initial Series of Bonds, shall cease to be payable to the Holder of such Bond of the Initial Series of Bonds, but such accrued and unpaid interest shall be payable on the next Interest Payment Date for such Bond of the Exchange Series of Bonds to the Holder thereof on the related Regular Record Date. Except as provided above with respect to Additional Interest, the amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year and the amount of interest payable on any partial period shall be computed on the number of days elapsed in a 360-day year of twelve 30-day months. Both the principal of (and premium, if any) and interest on the Initial Series of Bonds and the Exchange Series of Bonds shall be paid at the corporate trust office of any Paying Agent appointed for the Initial Series of Bonds and the Exchange Series of Bonds in accordance with this Indenture, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Interest on any overdue principal and premium, if any, and (to the extent permitted by applicable law) any overdue interest on the Initial Series of Bonds and the Exchange Series of Bonds shall be paid, on demand, from the due date thereof at the lesser of (i) 2% above the greater of (A) the published base rate of Citibank, N.A., in New York, New York, in effect from time to time and (B) 6.974% or (ii) the highest rate permitted by applicable law.

    The Initial Series of Bonds and the Exchange Series of Bonds (including the Trustee's certificate of authentication) shall be issued initially in the form of one or more permanent global securities substantially in the form set forth in the Recitals (each being herein called "Global Security") deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee hereinafter provided. Subject to the limitation set forth in this Subsection (b), the principal amounts of the Global Securities may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

    For all purposes under this Indenture, the Initial Series of Bonds and the Exchange Series of Bonds shall be treated as a single series of Bonds. The Initial Series of Bonds and the Exchange Series of Bonds shall be issuable in denominations of $1,000 and any integral multiple thereof.

    SECTION 2.02.  Form of Bonds; Form of Trustee's Authentication.

    Provisions relating to the Initial Series of Bonds and the Exchange Series of Bonds, and to Global Securities generally, are set forth in Exhibit B, which is hereby incorporated in and expressly made part of this Indenture. The Bonds of each series shall be in registered form and substantially in the form hereinbefore recited or as established in the Series Supplemental Indenture creating the series of which such Bonds are a part, in each case with such omissions, variations and insertions as are permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors of the Company or by the officers executing such Bonds, such determination by said officers to be evidenced by their signing the Bonds.

    The Trustee's certificate of authentication on all Bonds shall be in the form hereinbefore recited for the Initial Series of Bonds and the Exchange Series of Bonds.

    The definitive Bonds of each series may be produced in any manner permitted by the rules of any applicable securities exchange or in any other manner, all as determined by the officers executing such Bonds, as evidenced by their execution of such Bonds.

    All Bonds of any one series shall be substantially identical except as to denomination and Stated Maturity and except as may otherwise be provided herein or in the Series Supplemental Indenture setting forth the terms of the Bonds of such series.

    SECTION 2.03.  Execution of Bonds.

    The Bonds shall be executed on behalf of the Company by its President or one of its Vice Presidents under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any such officers on the Bonds may be manual or facsimile.

    Bonds bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

    SECTION 2.04.  Temporary Bonds.

    Pending the preparation of definitive Bonds of any series, the Company may execute, and upon Company Order the Trustee or any other Authenticating Agent shall authenticate and deliver, temporary Bonds of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

    If temporary Bonds are issued of any series, the Company will cause definitive Bonds of such series to be prepared without unreasonable delay. After the preparation of definitive Bonds of any series, the temporary Bonds of such series shall be exchangeable for definitive Bonds of such series upon surrender of the temporary Bonds of such series at the office or agency of the Company in the Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds of any series the Company shall execute and the Trustee or any other authenticating agent shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Bonds of such series of authorized denominations. Until so exchanged such temporary Bonds of any Series shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds of such series.

    SECTION 2.05.  Registration, Transfer and Exchange.

    The Trustee shall cause to be kept at the corporate trust office of the Bond Registrar a register in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Bonds and of transfers and exchanges of Bonds. This register and, if there shall be more than one Bond Registrar, the combined registers maintained by all such Bond Registrars, are herein sometimes referred to as the "Bond Register."

    Upon surrender for transfer of any Bond of any series at the corporate trust office of the Bond Registrar, or at any office or agency maintained for such purpose pursuant to Section 9.14(a) hereof, the Company shall execute, and the Trustee or any other Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same series, of an authorized denomination and of the same Stated Maturity for principal and of a like aggregate principal amount.

    At the option of the Holders, Bonds of any series may be exchanged for an equal aggregate principal amount of other Bonds of the same series and of the same Stated Maturity for principal and of any authorized denominations, upon surrender of the Bonds to be exchanged at such corporate trust office or at any office or agency maintained for such purpose pursuant to Section 9.14(a) hereof. Whenever any Bonds are so surrendered for exchange, the Company shall execute, and the Trustee or any other Authenticating Agent shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

    The Initial Series of Bonds may not be transferred except in accordance with the legend thereon regarding restrictions on transfers. The Initial Series of Bonds may be exchanged for Exchange Series of Bonds pursuant to the terms of the Exchange Offer.

    All Bonds issued upon any transfer or exchange of Bonds shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Bonds surrendered upon such transfer or exchange.

    Every Bond presented or surrendered for transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bond Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

    No service charge shall be required of any Bondholders participating in any transfer or exchange of Bonds in respect of such transfer or exchange, but the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Bonds, other than exchanges pursuant to Section 2.04 or 11.07 not involving any transfer.

    The Bond Registrar shall not be required (i) to issue, transfer or exchange any Bond of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds selected for redemption under Section 6.04 and ending at the close of business on the date of such mailing, or (ii) to transfer or exchange any Bond so selected for redemption in whole or in part except the unredeemed portion of any Bond selected for redemption in part.

    SECTION 2.06.  Mutilated, Destroyed, Lost and Stolen Bonds.

    If (i) any mutilated Bond is surrendered to the Bond Registrar, or the Company, Oglethorpe, the Bond Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Company, Oglethorpe, the Bond Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, Oglethorpe, the Bond Registrar or the Trustee that such Bond has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee or any other Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond of like tenor and principal amount, bearing a number not contemporaneously outstanding.

    In case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Company may, upon satisfaction of the conditions set forth in clauses (i) and (ii) of the preceding paragraph, instead of issuing a new Bond, pay such Bond.

    Upon the issuance of any new Bond under this Section, the Bond Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

    Every new Bond issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

    The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

    SECTION 2.07.  Payment of Interest; Interest Rights Preserved.

    Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest. At the option of the Company, payment of interest on any Bond may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Resister or in such other manner as shall be established in a Series Supplemental Indenture creating the series of which such Bond is a part.

    Any interest on any Bond of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest" ) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (1) or paragraph (2) below:

         (1) The Company may elect, which election shall be at the direction of any Lessor whose Pledged Lessor Note is in default in respect of the payment of interest and who is proposing to make payment of all or part of such defaulted interest, to make payment of any Defaulted Interest to the Persons in whose names the Bonds of such series in respect of which interest is in default (or their respective Predecessor Bonds) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. Such Lessor shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Bond and the date of the proposed payment, and at the same time there shall be deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or there shall be made arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this paragraph provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company, Oglethorpe and the Bond Registrar of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of a Bond of such series at the address of such Holder as it appears in the Bond Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph
    (2).

         (2) The Company may make, or cause to be made, payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds in respect of which interest is in default may be listed, and upon such notice as may, be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such payment shall be deemed practicable by the Trustee.

    Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond, and each such Bond shall bear interest from whatever date shall be necessary so that neither gain nor loss in interest shall result from such transfer, exchange or replacement.

    SECTION 2.08.  Persons Deemed 0wners.

    Prior to due presentment for transfer, the Person in whose name any Bond is registered shall be deemed to be the owner of such Bond for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 2.07) interest on, such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, regardless of any notice to anyone to the contrary.

    SECTION 2.09.  Cancellation.

    All Bonds surrendered for payment, redemption, credit against any Sinking Fund payment or redemption payment, transfer or exchange shall, if surrendered to any Person other than the Bond Registrar, be delivered to the Bond Registrar for cancellation. The Company may at any time deliver to the Bond Registrar for cancellation any Bonds previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Bond Registrar. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Bond Registrar shall be destroyed and certification of their destruction delivered to the Company unless, by Lessor Order, each Lessor or, by Company Request, the Company otherwise directs.

    SECTION 2.10.  Dating of Bonds.

    Except as otherwise provided in the Series Supplemental Indenture creating a series of Bonds, each Bond of any series shall be dated the date of the original issuance of the Bonds of such series by the Company, which date shall be specified by the Company in the Company Order delivered to the Trustee pursuant to Section 2.11 in connection with the original authentication and delivery of the Bonds of such series.

    SECTION 2.11.  Authentication and Delivery of Bonds.

    Subject to the provisions set forth in Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture, with respect to the Initial Series of Bonds and the Exchange Series of Bonds, at any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Bonds of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Bonds, and the Trustee shall thereupon authenticate and deliver such Bonds in accordance with such Company Order, without any further action by the Company. No Bond shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication, in the form provided for herein, executed by an Authenticating Agent by the manual signature of one of its Responsible Officers, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder. In authenticating such Bonds and accepting the additional responsibilities under this Indenture in relation to such Bonds the Trustee shall be entitled to receive, and (subject to Section 9.01) shall be fully protected in relying upon:

         (1) this Indenture, in the case of the Initial Series of Bonds and the Exchange of Series of Bonds, and an executed Series Supplemental Indenture, in the case of all other series of Bonds;

         (2) an Officers' Certificate of the Company (a) certifying as to resolutions of the Board of Directors of the Company by or pursuant to which the terms of the Bonds of such series were established, (b) certifying that all conditions precedent under this Indenture to the Trustee's authentication and delivery of such Bonds have been complied with and (c) certifying that (x) the terms of the documents referred to in clauses (3) and (4) below are not inconsistent with the terms of this Indenture as then and theretofore supplemented and (y) such documents comply with Exhibit A hereto (if applicable);

         (3) fully executed counterparts (but not the original thereof) of (a) the Lease Indentures under which were issued the Pledged Lessor Notes relating to such series of Bonds and (b) the Leases relating to such Pledged Lessor Notes;

         (4) the originals of the Pledged Lessor Notes relating to such series of Bonds in an aggregate principal amount equal to not less than the aggregate principal amount of such series of Bonds proposed to be authenticated and delivered (in the case of the Exchange Series of Bonds, the same Pledged Lessor Notes that relate to the Initial Series of Bonds also relate to the Exchange Series of Bonds); and

         (5) signed copies, either addressed to the Trustee or accompanied by statements that the Trustee may rely on such documents, of all certificates and opinions of counsel delivered (i) to the Company in connection with its purchase pursuant to the applicable Participation Agreements of the Pledged Lessor Notes relating to such series of Bonds, (ii) to the Lease Indenture Trustee in connection with the issuance of such Pledged Lessor Notes and
    (iii) to the Lessor under the Lease or the Participation Agreement in connection with any Refinancing under Article 7 of the Participation Agreement, any releveraging pursuant to Section 8.1(c) of the Participation Agreement or any Supplemental Financing under Section 10.2 of the Lease and, to the extent not covered by such opinions, Opinions of Counsel (x) to the effect that: (a) the form or forms and the terms of such Bonds have been established by this Indenture in the case of the Initial Series of Bonds and the Exchange Series of Bonds, or a Series Supplemental Indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture, in the case of all other series of Bonds; (b) such Bonds, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally; (c) with respect to the Exchange Series of Bonds, such Bonds have been issued and sold in compliance with all federal and state securities law and the Indenture has been so qualified under the TIA; and
    (d) all laws and requirements in respect of the execution and delivery by the Company of the Bonds have been complied with; and (y) covering such other matters as the Trustee may reasonably request;

provided, however, that if a series of Bonds is to be authenticated by the Trustee in advance of the actual delivery to the Trustee of the Pledged Lessor Notes relating thereto, (X) the documents described in the foregoing clauses
(2)(c), (3), (4) and (5) (other than the opinion described in subclauses (x) and (y)) need not be delivered in connection with such authentication, but shall be delivered in connection with the release of the proceeds of the sale of such series of Bonds in accordance with Sections 2.12 and 13.01 and (Y) the form of the Series Supplemental Indenture shall be appropriately modified to reflect the later delivery and pledge of the related Pledged Lessor Notes.

    Receipt by the Trustee of the Officers' Certificate referred to in clause
(2) above shall be conclusively presumed for all purposes of this Indenture to establish that the Lease Indentures, the Leases and the Pledged Lessor Notes referred to in such certification comply with the requirements of Exhibit A hereto.

    The Trustee shall have the right to decline to authenticate and deliver any Bonds under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees and/or responsible officers shall determine that such action would expose the Trustee to personal liability.

    SECTION 2.12. Sale of Bonds; and Application of Proceeds from the Sale of Bonds.

    (a) Promptly upon receipt by the Company of the proceeds from any sale of a series of the Bonds, the Company shall deposit such proceeds with the Trustee. The funds so deposited shall be held by the Trustee in a separate account as part of the Pledged Property and shall be invested, applied and distributed by the Trustee as provided herein.

    (b) Subject to the provisions of Section 13.01, upon the issuance of the Pledged Lessor Notes related to any series of Bonds and the delivery thereof to the Trustee to be subjected to the Lien of this Indenture pursuant hereto or to a Series Supplemental Indenture, the Trustee shall pay to the Lessor obligated in respect of any such Pledged Lessor Note, out of funds held by the Trustee in such separate account as Pledged Property, an amount equal to the principal amount of such Pledged Lessor Note in respect of which such Lessor is obligated. All payments to be made by the Trustee to any Lessor shall be made in immediately available funds at the respective offices designated by such Lessor.

    SECTION 2.13.  The Depository.

     (a) The Company, upon 30 days' notice to the Depository and the Trustee, may remove or replace the Depository. The Beneficial Owners have no right to either a Book Entry System or a Depository for the Bonds.

    Notwithstanding any other provision of this Indenture or the Bonds, so long as the Bonds of any series are in a Book Entry System and the Depository is the registered owner of such Bonds:

         (i) The Depository may present notices, approvals, waivers, votes or other communications required or permitted to be made by Holders under this Indenture on a fractionalized basis on behalf of some or all of those persons entitled to exercise ownership rights in such Bonds through the Depository or its Participants.

         (ii) Such Bonds purchased by the Company or Oglethorpe shall not be registered in the name of the Company or Oglethorpe, as the case may be, on the register maintained by the Trustee and shall not be physically held by any party other than the Depository.

         (iii) So long as the Book Entry System is in effect, such Bonds or any portion thereof shall not be registered as transferred or be exchanged except:

              (A)  to any successor to the Depository;

              (B)  to any new Depository not objected to by the Trustee, upon
              (1) the resignation of then current Depository or its successor from its functions as Depository or (2) termination by the Company of the use of the Depository; or

              (C) to any Persons who are the assigns of the Depository or its nominee, upon (1) the resignation of the Depository from its functions as Depository hereunder or (2) termination by the company of the use of the Depository.

    (b) If at any time a Book Entry System is no longer in effect with respect to the Bonds of any series, the registration of transfer and exchange of such Bonds shall be made and effected in accordance with the provisions of Section 2.05.

                                     ARTICLE THREE

                           PROVISIONS AS TO PLEDGED PROPERTY

    SECTION 3.01.  Holding of Pledged Securities.

    The Trustee is authorized in its discretion to cause to be registered in its name, as Trustee, or in the name of its nominee, any and all coupon bonds which it may receive as part of the Pledged Property, or it may cause the same to be exchanged for registered bonds without coupons of any denomination. The Trustee may cause to be transferred into its name, as Trustee, or into the name of its nominee, any and all registered bonds which it may receive as part of the Pledged Property, or may cause such registered bonds to be exchanged for coupon bonds. All Pledged Lessor Notes assigned to and pledged with the Trustee pursuant to any provision of this Indenture or any Series Supplemental Indenture shall be endorsed in blank for transfer or be accompanied by proper instruments of assignment satisfactory to the Trustee, duly executed by the Company. The Company will deliver promptly to the Trustee such documents, certificates and opinions as the Trustee may reasonably request in connection with subjection of any securities to the lien of this Indenture to the extent contemplated hereby.

    SECTION 3.02.  Disposition of Payments on Pledged Property.

    Unless and until all Outstanding Bonds have been paid in full or provision for the payment of such Bonds has been made in accordance with this Indenture, the Trustee shall be entitled to receive all principal (premium, if any) and interest paid in respect of any Pledged Lessor Notes and interest paid on bonds or other obligations or indebtedness which may be subject to the lien of this Indenture and shall apply the same to the payment of the principal of, and premium (if any) and interest on, the Bonds when and as they become due and payable pursuant to, and in accordance with, this Indenture. The Trustee shall duly note on the Schedule attached to the Pledged Lessor Notes or by other appropriate means all payments of principal, premium and interest made on the Pledged Lessor Notes.

    SECTION 3.03. Exercise of Rights and Powers Under Pledged Lessor Notes and Lease Indentures.

    The Trustee shall not take any action as the holder of the Pledged Lessor Notes to direct any Lease Indenture Trustee in any respect or to vote any Pledged Lessor Note or any portion thereof except in a case in which an event of default has occurred and is continuing under less than all Lease Indentures at the same time as contemplated by the last paragraph of Section 8.02 or as specified in this Section. The Trustee shall give notice to the Bondholders of the occurrence of any event of default or default under any Lease Indenture, and of every Event of Loss occurring under a Lease, but only to the extent the Trustee is deemed to have notice thereof. The Trustee may, at any time, and shall, upon the request of any Lease Indenture Trustee made to the Trustee to give any direction or to vote its interest in the Pledged Lessor Notes, request from Bondholders directions as to (i) whether or not to direct such Lease Indenture Trustee to take or refrain from taking any action which holders of a Lessor Note have the option to direct and (ii) how to vote any Pledged Lessor Note or portion thereof if a vote has been called for with respect thereto. In addition, any Bondholder may at any time request the Trustee to direct, or to participate in the direction of any action under any Lease Indenture to the extent that the Trustee may do so under such Lease Indenture. Upon receiving from the Bondholders any directions as to the taking, or the refraining from taking, of any such action, or the voting of any Pledged Lessor Note, the Trustee shall give such directions to the Lease Indenture Trustee and the Trustee shall specify to the Lease Indenture Trustee the principal amount of the Pledged Lessor Note which is in favor of the action or vote, the principal amount of the Pledged Lessor Note which is opposed to the action or vote, and the principal amount of the Pledged Lessor Note which is not taking any position for the action or vote. Such principal amounts shall be determined by allocating to the total principal amount of the Pledged Lessor Notes with respect to which direction is to be given the proportionate principal amount of Bonds taking corresponding positions or not taking any position, based on the aggregate principal amount of Bonds then Outstanding. In addition, the Trustee shall certify to the Lease Indenture Trustee that the principal amounts of Bonds taking such corresponding positions or not taking any position was determined in accordance with the provisions of this Indenture.

    SECTION 3.04.  Certain Actions in Case of Judicial Proceedings.

    In case all or any part of the property of any Lessor or Equity Investor or any Person which may be deemed an obligor in respect of the Pledged Lessor Notes shall be sold at any judicial or other involuntary sale, the Trustee shall receive any portion of the proceeds of such sale accruing on the Pledged Property held hereunder, and such proceeds shall be held and disposed of as provided in Section 3.05.

    SECTION 3.05.  Cash Held by Trustee Treated as a Deposit.

    Any and all cash held by the Trustee under any provision of this Indenture may be treated by the Trustee, until required to be paid out conformably herewith, as a deposit, in trust, without any liability for interest.

                                 ARTICLE FOUR

                          WITHDRAWAL OF COLLATERAL

    SECTION 4.01.  Withdrawal of Collateral.

    Except as provided in Section 4.02 and Article Thirteen, none of the Pledged Property shall be subject to withdrawal unless and until all Outstanding Bonds have been paid in full or provision for such payment has been made in accordance with the terms of this Indenture and the Trustee shall have received the documents and opinions required by Section 4.02 or Article Thirteen.

    SECTION 4.02.  Reassignment of Pledged Lessor Notes upon Payment.

    Upon receipt of payment in full of the principal of, and premium (if any) and interest on, any Pledged Lessor Note held by the Trustee, the Trustee shall deliver to the Company said Pledged Lessor Note and any instrument of transfer or assignment necessary to reassign to the Company said Pledged Lessor Note and the interest of the Company in the Lease Indenture relating thereto; provided that nothing herein contained shall prevent the Trustee from presenting any Pledged Lessor Note to a Lease Indenture Trustee for final payment in accordance with Section 2.6 of its Lease Indenture. In addition, to the extent that any series of Bonds has been Paid as provided in Section 12.02, the Trustee shall deliver to the Company the Pledged Lessor Note or Notes which relate to such series of Bonds and any instrument of transfer or assignment necessary to reassign to the Company said Pledged Lessor Note or Notes and the interest of the Company in the Lease Indenture relating thereto; provided that no such delivery shall be made unless and until the Trustee has been presented with evidence satisfactory to establish that the Pledged Lessor Notes which will be subject to the lien of this Indenture following such delivery will provide for the payment in full of the principal of, and premium, if any, and interest on the Bonds of all series which remain Outstanding.


                                  ARTICLE FIVE

                                   COVENANTS


    SECTION 5.01.  Payment of Principal, Premium and Interest.

    The Company will duly and punctually pay, or cause to be paid, the principal of, and premium, if any, and interest on, the Bonds in accordance with the terms of the Bonds and this Indenture.

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


    SECTION 5.02.  Maintenance of Office or Agency.

    The Company will maintain in the Borough of Manhattan, The City of New
York, an office or agency where Bonds may be presented or surrendered for payment of principal, premium, if any, and interest, where Bonds may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of Bonds and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of each such office or agency and prompt notice to the Holders in the manner specified in Section 1.06. If at any time the Company shall fail to maintain any such office or agency or the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

    SECTION 5.03.  Money for Bond Payments to be Held in Trust.

    All moneys deposited with the Trustee or with any Paying Agent for the purpose of paying the principal of or premium or interest on Bonds shall be deposited and held in trust for the benefit of the Holders of the Bonds entitled to such principal, premium or interest, subject to the provisions of this Indenture. Moneys so deposited and held in trust shall not be a part of the Pledged Property but shall constitute a separate trust fund for the benefit of the Holders of the relevant Bonds.

    The Company may at any time direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

    Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of (and premium, if any) or interest on any Bond and remaining unclaimed for two years and eleven months (or such lesser period as may be required by law to give effect to this provision) after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request (to the extent such monies shall have been deposited by the Company) or to any other Person on its request (to the extent such monies shall have been deposited by such other Person), and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Company or such other Person, to the extent such monies shall have been paid to the Company or such other Person, as the case may be, for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company or, to the extent such monies are to be paid to another Person, such other Person cause to be mailed to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company or such other Person.

    SECTION 5.04.  Maintenance of Corporate Existence.

    The Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in this Indenture; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof will not have a material adverse effect on the Bondholders.

    SECTION 5.05.  Protection of Pledged Property.

    The Company and Oglethorpe will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action as the Trustee deems necessary or advisable to:

         (i)   grant more effectively all or any portion of the Pledged
    Property,

         (ii) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof,

         (iii) perfect, publish notice of, or protect the validity of, any grant made or to be made by this Indenture,

         (iv)  enforce any of the Bonds, or

         (v) preserve and defend title to any Bonds or other instrument included in the Pledged Property and the rights of the Trustee, and of the Bondholders, in such Bonds or other instrument against the claims of all persons and parties.

The Company hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section.

    SECTION 5.06.  Opinions as to Pledged Property.

    Promptly after the execution and delivery of this Indenture and of each Series Supplemental Indenture or other supplemental indenture or other instrument of further assurance, Oglethorpe shall furnish to the Trustee such Opinion or Opinions of Counsel stating that, in the opinion of such Counsel, this Indenture and all such Series Supplemental Indentures, other supplemental indentures and other instruments of further assurance have been properly recorded, registered, filed, re-recorded and re-filed to the extent necessary to make effective the lien intended to be created by this Indenture as a lien of first priority, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Bondholders and the Trustee, or stating that, in the opinion of such Counsel, no such action is necessary to make such lien effective as a lien of first priority.

    On or before May 1 in each calendar year, beginning with the first calendar year commencing more than three months after the date of authentication and delivery of any Bonds, Oglethorpe shall furnish to the Trustee such Opinion or Opinions of Counsel either stating that, in the opinion of such Counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, any Series Supplemental Indenture and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture with respect to the Pledged Property as a lien of first priority and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or stating that, in the opinion of such Counsel no such action is necessary to maintain such lien and security interest as a lien of first priority. Such Opinion or Opinions of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Lien of this Indenture with respect to the Pledged Property as a lien of first priority until May 1 in the following calendar year.

    All references in this Section to a lien of first priority shall be deemed to refer to a lien which is prior to any lien which can be created and perfected under the Uniform Commercial Code as in effect in the State or States governing the perfection of such lien.

    SECTION 5.07.  Performance of Obligations.

    Neither the Company nor Oglethorpe will take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any instrument included in the Pledged Property, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument, except as expressly provided in this Indenture.

    SECTION 5.08.  Negative Covenants.

    During such time as any Bond issued hereunder is Outstanding, the Company will not:

         (i) sell, transfer, exchange or otherwise dispose of any portion of the Pledged Property except as expressly permitted by this Indenture;

         (ii) engage in any business or activity other than in connection with, or relating to, the issuance of Bonds pursuant to this Indenture and application of the proceeds thereof as herein provided, or amend Article Third, Fourth or Sixth of its Certificate of Incorporation, as in effect on the date of execution and delivery of this Indenture, without, in each case, the consent of the Holders of not less than 66 2/3% of the aggregate principal amount of the Bonds then Outstanding; notwithstanding the foregoing, however, the Company may, with respect to one or more series of Bonds (or one or more Stated Maturities within any series), enter into credit or liquidity support facilities (including, without limitation, bank letters of credit, bank lines of credit, surety bonds and bonds of insurance);

         (iii) issue bonds, notes or other evidence of, or incur, indebtedness other than (A) Bonds issued hereunder or (B) bonds, notes or other evidences of indebtedness permitted by clause (ii) above;

         (iv) assume or guarantee any indebtedness of any Person;

         (v)  dissolve or liquidate in whole or in part;

         (vi) take any action which would (A) permit the validity or effectiveness of this Indenture or any grant of any of the Pledged Property to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, (B) permit any lien, charge, security, mortgage or other encumbrance (other than the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Pledged Property or any part thereof or any interest therein or the proceeds thereof, or (C) permit the Lien of this Indenture not to constitute a valid first priority security interest in the Pledged Property; or

         (vii) institute any proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law or law of the District of Columbia, or consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of the foregoing.

    SECTION 5.09.  Annual Statement as to Compliance.

    (a) Oglethorpe and the Company each will deliver to the Trustee, on or before 120 days after the end of each of its fiscal years, a written statement signed by its principal executive officer, principal finance officer or principal accounting officer, stating that:

         (1) a review of the activities of Oglethorpe or the Company, as the case may be, required during such year of Oglethorpe or the Company, as the case may be, under this Indenture has been made under his or her supervision; and

         (2) to the best of his or her knowledge, based on such review, Oglethorpe or the Company, as the case may be, has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

    (b) Oglethorpe will deliver to the Trustee, promptly after having obtained knowledge thereof, written notice of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 8.01.


                                   ARTICLE SIX

                               REDEMPTION OF BONDS

    SECTION 6.01.  Redemption.

    (a) Mandatory Redemption of Initial Series of Bonds and Exchange Series of Bonds with Premium. The Initial Series of Bonds and the Exchange Series of Bonds shall be subject to mandatory redemption, in whole or in part as provided below, at a redemption price equal to the redemption price set forth below together with interest accrued to such Redemption Date (exclusive of installments of interest maturing on or prior to such Date, payment of which shall have been made or duly provided for to the Holders of Bonds on relevant Record Dates or otherwise as provided in Section 2.07), as follows:
the Indenture:

         Twelve month                                   Redemption
         Period beginning                                  Price
         ----------------                               -----------

December 17, 1997 through December 31, 1997 (1)            106.974%
January 1, 1998                                            106.974
January 1, 1999                                            106.438
January 1, 2000                                            105.901
January 1, 2001                                            105.365
January 1, 2002                                            104.828
January 1, 2003                                            104.292
January 1, 2004                                            103.755

-----------------------------
      (1) Partial period.

January 1, 2005                                            103.219
January 1, 2006                                            102.682
January 1, 2007                                            102.146
January 1, 2008                                            101.609
January 1, 2009                                            101.073
January 1, 2010                                            100.536
January 1, 2011                                            100.000

         (i) The Initial Series of Bonds and the Exchange Series of Bonds shall be redeemed in a principal amount equal to the principal amount of each Pledged Lessor Note prepaid in connection with the exercise by Oglethorpe of its option under any Lease to purchase the undivided ownership interest of the Lessor thereunder, which option may be exercised by Oglethorpe on any of the following dates independently under each Lease:
    (A) December 31, 2000; (B) December 31, 2005; and (C) December 31, 2010.

         (ii) The Initial Series of Bonds and the Exchange Issue of Bonds shall be redeemed in whole in connection with a prepayment of Pledged Lessor Notes with the proceeds of the payment by Oglethorpe of Stipulated Loss Values under the Leases upon the occurrence of the permanent decommissioning and retiring from commercial service of Scherer Unit 2.

         (iii)The Initial Series of Bonds and the Exchange Issue of Bonds shall be redeemed on each Recovery Payment Date in a principal amount equal to (A) all Amounts Recovered on or prior to the third Business Day immediately preceding such Recovery Payment Date and not theretofore applied toward the redemption of the Initial Series of Bonds or the Exchange Issue of Bonds, reduced by (B) any premium payable, and the interest accrued and to accrue, on the Initial Series of Bonds and the Exchange Series of Bonds to be redeemed on such Recovery Payment Date.

         (iv) The Initial Series of Bonds and the Exchange Issue of Bonds shall be redeemed in a principal amount equal to the principal amount of each Pledged Lessor Note prepaid in connection with an election by Oglethorpe to exercise its right of early termination under Article 6 of less than all the Leases on or after the date hereof as a result of a Board Resolution of Oglethorpe determining that the undivided ownership interest subject to such Lease is surplus to the requirements of Oglethorpe.

    (b) Mandatory Redemption of Bonds of Each Series without Premium. (i) The Bonds of each series shall be subject to mandatory redemption, in whole, but not in part, on the same date on which and to the same extent that the Pledged Lessor Notes are to be prepaid in accordance with their terms and the terms of their respective Lease Indentures, at 100% of the principal amount thereof, together with accrued interest to the Redemption Date (exclusive of installments of interest maturing on or prior to such date payment of which shall have been made or duly provided for to the Holders of Bonds on relevant Record Dates, or otherwise as provided in Section 2.07), but only if such prepayment of the Pledged Lessor Notes is made under one of the following circumstances, as certified to the Trustee by Oglethorpe and the Lessors of each of the Pledged Lessor Notes:

              (A) Scherer Unit 2 shall have been destroyed in its entirety or substantially in its entirety, or, in the good faith and reasonable opinion of Oglethorpe (evidenced by a Board Resolution), such Unit shall have suffered damage beyond economic repair;

              (B) insurance proceeds shall have been received based upon an actual or constructive total loss with respect to Scherer Unit 2;

              (C) Scherer Unit 2, the Scherer Unit 2 Site or the Scherer Common Facilities (in their entirety or a substantial portion of any thereof such that the then remaining portion cannot practically be utilized for the purposes intended) shall have been condemned or otherwise permanently rendered unfit for normal use, confiscated or seized, or title thereto or use thereof shall have been requisitioned by any governmental authority and, in the case of any such requisition, Oglethorpe shall have lost the use or possession of substantially all of Scherer Unit 2 or the Scherer Unit 2 Site for a period exceeding 48 months; or

              (D) an election shall have been made by Oglethorpe to exercise its rights of early termination under Article 6 of each of the Leases on or after the date hereof as a result of a Board Resolution of Oglethorpe determining that (1) Oglethorpe's interest in Scherer Unit 2 is surplus to the requirements of Oglethorpe or (2) Scherer Unit 2 is economically obsolete.

         (ii) The Bonds of each series shall be subject to mandatory redemption in a principal amount equal to the principal amount of each Pledged Lessor Note which is prepaid as a result of

              (A) the payment by Oglethorpe of amounts required or permitted under any Lease in the event that solely by reason of the execution, delivery and performance of the related Participation Agreement and the agreements and documents contemplated thereby or the ownership of its interest in Scherer Unit 2 and without regard to any other activities or transactions, the Lessor under such Lease, its related Equity Investor or one of their Affiliates (1) becomes subject to regulation pursuant to the Holding Company Act or the Federal Power Act or (2) becomes subject to regulation under any other provisions of state or federal laws pertaining to the regulation of public utilities as such (other than regulation under which the obligations of such Lessor, Equity Investor or Affiliate may be discharged by Oglethorpe pursuant to the applicable Lease and which Oglethorpe has not failed timely to discharge) unless (w) in the case of regulation under the Holding Company Act or the Federal Power Act such regulation shall not be materially adverse with respect to such Lessor in the reasonable judgment of such Lessor; (x) in either case such regulation results from an ownership or leasehold interest in any other electric generation facility or transmission facility acquired on or after December 30, 1985, or any such person was subject to such regulation prior to such date or prior to becoming a Lessor or Equity Investor,
         (y) in either case such person has waived in writing the treatment of such regulation as an event requiring Oglethorpe to make any payments, or (z) in either case Oglethorpe, at its sole cost and expense, is contesting such regulation, subject to certain conditions;

              (B) the payment by Oglethorpe of amounts required or permitted under any Lease in the event that the Lessor under such Lease or its related Equity Investor shall become subject to regulation pursuant to the Holding Company Act or the Federal Power Act, and as a result thereof, (i) the Lease is deemed to be a contract for the sale by such Lessor of electric energy to Oglethorpe under Section 205 or 206 of the Federal Power Act, (ii) Oglethorpe shall become subject to regulation which is contrary to the terms of any agreement to which Oglethorpe is a party or applicable law to which Oglethorpe is subject relating to the generation, transmission, production or sale of electric power or steam energy, or (iii) Oglethorpe shall become subject to regulation which would not otherwise be applicable to Oglethorpe, which Oglethorpe, in its reasonable judgment, determines to be materially adverse to it and action shall not have been taken within 60 days to eliminate such regulation;

              (C) the exercise by Oglethorpe of its option under any Lease to purchase the undivided ownership interest of a Lessor in Scherer Unit 2 in the event that a tax indemnity becomes payable to such Lessor's related Equity Investor under the Tax Indemnification Agreement between Oglethorpe and such Equity Investor as a result of a change in tax law enacted by the 99th Congress or a final determination that such undivided interest constitutes "public utility property" within the meaning of the Internal Revenue Code of 1954, as amended, but, in the case of a change in tax law, only if the aggregate of the present value of all increases in basic rent resulting from such indemnity payment would exceed 4% of Lessor's Cost; or

              (D) the exercise by Oglethorpe of its option under any Lease to purchase the undivided ownership interest of a Lessor in Scherer Unit 2, which option may be exercised on any December 31 between the date hereof and December 31, 2010, if any of the following events having occurred: (1) a "scrubber" or any similar Capital Improvement, the function of which is to remove pollutants from the effluent discharged from the boiler of Scherer Unit 2 is required to be installed in Scherer Unit 2 by any applicable law; (2) Capital Improvements consisting of a single project are included in the Scherer Unit 2 Capital Budget, 60% of the value of which (expressed in December 30, 1985, dollars determined by reference to the Handy-Whitman Index) equals or exceeds $100,000,000, or (3) Capital Improvements are included in the Scherer Unit 2 Capital Budget in any two-year period, 60% of the value of which (expressed in December 30, 1985 dollars determined by reference to the HandyWhitman Index) equals or exceeds $50,000,000, and the related Equity Investor does not participate in the financing of such Capital Improvements by an equity investment.

    Mandatory redemption under clause (A), (B), (C) or (D) above shall be made on the date on which such Pledged Lessor Notes are prepaid at a redemption price of 100% of the principal amount of the Bonds to be redeemed, together with accrued interest to the Redemption Date (exclusive of installments of interest maturing on or prior to such Date payment of which shall have been made or duly provided for to the Holders of the Bonds on relevant Record Dates or as provided in Section 2.07).

    SECTION 6.02.  Applicability of Article.

    The provisions of this Article Six which relate to Bonds generally shall be applicable to the Bonds of all series except as otherwise provided in such Bonds or the Series Supplemental Indenture with respect thereto as contemplated by
Section 2.11. Redemption of Bonds at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, or any Series Supplemental Indenture, shall be made in accordance with such provision and this Article.

    SECTION 6.03.  Notice to Trustee of Redemption.

    In case of any redemption of any Bonds of any series otherwise than through the operation of an applicable Sinking Fund or as provided in Section 6.01(a)(iii) (or any comparable provision of any Series Supplemental Indenture), Oglethorpe shall, at least 45 days prior to the scheduled Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Bonds of such series to be redeemed.

    SECTION 6.04.  Selection by Trustee of Bonds to be Redeemed.

    If less than all the Bonds of any series are to be redeemed, other than through the operation of an applicable Sinking Fund or as provided in Section 6.01(a)(iii) (or any comparable provision of any Series Supplemental Indenture), the particular Bonds of such series to be redeemed shall be selected by the Trustee following receipt by the Trustee of the notice required by Section 6.03, but not more than 60 days prior to the Redemption Date, from the Outstanding Bonds of such series not previously called for redemption, as follows: To the extent any Pledged Lessor Note is being prepaid in connection with such redemption, the Trustee shall first identify the Bonds having Stated Maturities which correspond to the dates for the payment of one or more installments of principal ("Lessor Note Installment Dates") of such Pledged Lessor Note which have been specifically designated in such Lessor Note as "maturity installments" (the "Designated Installments"), and shall then identify the amounts which, in the case of each Designated Installment, have been prepaid in respect of Lessor

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Note Installment Dates ending with such Designated Installment and beginning with the first Lessor Note Installment Date following the immediately preceding Designated Installment or, in the case of the earliest Designated Installment in respect of a Refunding Lessor Note, beginning with the first Lessor Note Installment Date (such period, in the case of each Designated Installment, being herein called an "Allocable Period"). Following such identification, the Trustee shall select for redemption an aggregate principal amount of Bonds of each Stated Maturity of principal equal to the aggregate principal amount of the installments of principal which are due within the Allocable Period for a corresponding Designated Installment and which are being prepaid, such selection to be made pro rata as among all Bonds having such Stated Maturity of principal.

    If Bonds are to be redeemed pursuant to Section 6.01(a)(iii) (or any comparable provision of any Series Supplemental Indenture), the particular Bonds to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Bonds of the applicable series which have the same Stated Maturity of principal as the Designated Installment of the defaulted Pledged Lessor Notes for which payment in full for such Designated Installment's Allocable Period, including payments in respect of liquidated damages, has not yet been received. Amounts Recovered as a result of the exercise of remedies under a defaulted Lease Indenture shall be deemed recovered in respect of the Allocable Period within the defaulted Pledged Lessor Note issued under such Lease Indenture having the latest Designated Installment until an amount has been recovered which is sufficient to pay in full the principal of, and premium, if any, and interest on such defaulted Pledged Lessor Note for such Allocable Period, and the Trustee shall select Bonds for redemption from Outstanding Bonds not previously redeemed having a Stated Maturity of principal which corresponds to the Designated Installment in respect of whose Allocable Period such amount shall have been deemed recovered. Bonds having such Stated Maturity of principal shall be selected for redemption pro rata as among all Bonds having such Stated Maturity.

    In any proration pursuant to this Section, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper so that the principal amount of Bonds so prorated shall be $1,000 or an integral multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by an amount not exceeding $1,000. The Trustee in its discretion may determine the particular Bonds of a Stated Maturity of principal registered in the name of any Holder which are to be redeemed, in whole or in part.

    The Trustee shall promptly notify the Company, Oglethorpe, the Bond Registrar and the Paying Agent in writing of the Bonds selected for redemption and, in the case of any Bond selected for partial redemption, the principal amount thereof to be redeemed.

    For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bond redeemed or to be redeemed only in part, to the portion of the principal of such Bond which has been or is to be redeemed.

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

    SECTION 6.05.  Notice of Redemption.

    Notice of redemption (including redemption through the operation of any applicable Sinking Fund but excluding any redemption of Bonds pursuant to
Section 6.01(a)(iii) (or any comparable provision of any Series Supplemental Indenture)) shall be given by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the Redemption Date, to each Holder of Bonds to be redeemed, at his address appearing in the Bond Resister. Notice of redemption pursuant to Section 6.01(a)(iii) (or any comparable provision of any Series Supplemental Indenture) shall be given by telephone, telex, telecopier or other electronic or wire transmission as promptly as practicable after receipt of Amounts Recovered, and confirmed by written notice given by first-class mail, postage prepaid, mailed to each Holder of Bonds to be redeemed, at his address appearing in the Bond Register.

    All notices of redemption shall state:

         (1)  the Redemption Date,

         (2)  the Redemption Price,

         (3) if less than all Outstanding Bonds of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Bonds, including the series and the Stated Maturity of principal of such Bonds, to be redeemed,

         (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Bond, and that interest thereon shall cease to accrue from and after said date,

         (5) the place where such Bonds are to be surrendered for payment of the Redemption Price, and

         (6) that the redemption is through the operation of the Sinking Fund, if such is the case.

    Notice of redemption of Bonds to be redeemed shall be given by the Trustee in the name of the Company.

    SECTION 6.06.  Deposit of Redemption Price.

    Subject to the last paragraph of Section 6.07, on or prior to any Redemption Date, the Company shall deposit, or cause to be deposited, with the Paying Agent an amount of money sufficient to pay the Redemption Price of all the Bonds which are to be redeemed on that date.

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

    SECTION 6.07.  Bonds Payable on Redemption Date.

    Notice of redemption having been given as aforesaid, the Bonds so to be redeemed shall, on the Redemption Date, become due and payable at the corporate trust office of the Paying Agent (or, if such office is not in the Borough of Manhattan, The City of New York, at either such office or an office to be maintained in such Borough) at the Redemption Price therein specified and from and after such date (unless there shall be a default in the payment of the Redemption Price) such Bonds shall cease to bear interest. Upon surrender of such Bonds for redemption in accordance with said notice, such Bonds shall be paid at the Redemption Price, exclusive, however, of installments of interest maturing on or prior to the Redemption Date payment of which shall have been made or duly provided for to the Holders of such Bonds registered as such on the relevant Record Dates, or otherwise, according to their terms and the provisions of Section 2.07.

    If any Bond called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, continue to bear interest from the Redemption Date at the rate borne by the Bond in respect of overdue payments.

    SECTION 6.08.  Bonds Redeemed in Part.

    Any Bond which is to be redeemed only in part shall be surrendered at the corporate trust office of the Paying Agent (or, if such office is not in the Borough of Manhattan, The City of New York, at either such office or an office to be maintained in such Borough) (with due endorsement by, or a written instrument of transfer in form satisfactory to the Bond Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company, shall execute and the Trustee or any other Authenticating Agent shall authenticate and deliver to the Paying Agent for delivery to the Holder of such Bond a new Bond or Bonds of the same series and the same Stated Maturity of principal, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bonds so surrendered.


                                ARTICLE SEVEN

                                SINKING FUNDS

    SECTION 7.01.  Sinking Funds for Bonds.

    (a) Sinking Funds for Bonds Generally. The amount of any sinking fund payment provided for by the terms of the Bonds of any series (and any Stated Maturity of principal within a series) is herein referred to as a "Sinking Fund," and the date on which a Sinking Fund payment is to be made is herein referred to as a "Sinking Fund Date." Each such Sinking Fund payment shall be applied to the redemption of Bonds of the appropriate series and the appropriate Stated Maturity of principal on the appropriate Sinking Fund Date.

    (b) Sinking Fund for Initial Series of Bonds and Exchange Series of Bonds. As and for a sinking fund for the retirement of the Initial Series of Bonds and the Exchange Series of Bonds, until all the Initial Series of Bonds and the Exchange Series of Bonds are paid or payment thereof is provided for, on or before each June 30 and December 31, beginning December 31, 1998, and continuing to and including June 30, 2011, an amount in immediately available funds will be deposited by the Company with the Trustee or the Paying Agent sufficient to redeem on each such date, the principal amount of the Initial Series of Bonds and the Exchange Series of Bonds required to be redeemed on such date as set forth below, at 100% of the principal amount thereof together with accrued interest to the Redemption Date (exclusive of installments of interest maturing on or prior to such date payment of which shall have been made or duly provided for to the Holders of the Initial Series of Bonds and the Exchange Series of Bonds on relevant Record Dates, or otherwise as provided in Section 2.07):

December 31, 1998. . . . . . . . . . . . . . . . . . . . . . . . . .  $6,555,000
June 30, 1999. . . . . . . . . . . . . . . . . . . . . . . . . . . .           0
December 31, 1999. . . . . . . . . . . . . . . . . . . . . . . . . .  11,112,000
June 30, 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . .           0
December 31, 2000. . . . . . . . . . . . . . . . . . . . . . . . . .  11,719,000
June 30, 2001. . . . . . . . . . . . . . . . . . . . . . . . . . . .           0
December 31, 2001. . . . . . . . . . . . . . . . . . . . . . . . . .  12,064,000
June 30, 2002. . . . . . . . . . . . . . . . . . . . . . . . . . . .           0
December 31, 2002. . . . . . . . . . . . . . . . . . . . . . . . . .  14,067,000
June 30, 2003. . . . . . . . . . . . . . . . . . . . . . . . . . . .           0
December 31, 2003. . . . . . . . . . . . . . . . . . . . . . . . . .  16,117,000
June 30, 2004. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,513,000
December 31, 2004. . . . . . . . . . . . . . . . . . . . . . . . . .  13,719,000
June 30, 2005. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,651,000
December 31, 2005. . . . . . . . . . . . . . . . . . . . . . . . . .  14,564,000
June 30, 2006. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5,485,000
December 31, 2006. . . . . . . . . . . . . . . . . . . . . . . . . .  15,371,000
June 30, 2007. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23,883,000
December 31, 2007. . . . . . . . . . . . . . . . . . . . . . . . . .           0
June 30, 2008. . . . . . . . . . . . . . . . . . . . . . . . . . . .  25,453,000
December 31, 2008. . . . . . . . . . . . . . . . . . . . . . . . . .           0
June 30, 2009. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20,383,000
December 31, 2009. . . . . . . . . . . . . . . . . . . . . . . . . .           0
June 30, 2010. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,724,000
December 31, 2010. . . . . . . . . . . . . . . . . . . . . . . . . .           0
June 30, 2011 (2). . . . . . . . . . . . . . . . . . . . . . . . . .   9,322,000

--------------------------
   (2) Final payment date.


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

    (c)   Readjustment of Sinking Fund Payment in Connection with Redemption.
In the event that there shall have been any partial redemption of a series of Bonds, the Sinking Fund payments with respect to such series shall be adjusted as follows: The Trustee shall first identify the Allocable Period within a Pledged Lessor Note or Notes, if any, in respect of which a prepayment shall have been made or, if such redemption shall have been effected pursuant to
Section 6.01(a)(iii) (or any comparable provision of any Series Supplemental Indenture), the Allocable Period within the defaulted Pledged Lessor Note or Notes in respect of which the Amounts Recovered and paid out to redeem Bonds were deemed to apply pursuant to Section 6.04 and, having so identified any such Allocable Periods and, in the case of a redemption pursuant to Section 6.01(a)(iii) (or any comparable provision of any Series Supplemental Indenture), the Amounts Recovered and paid out in respect thereof, shall determine the dates on which the principal of such Pledged Lessor Notes were scheduled to be amortized within such Allocable Periods (the "Scheduled Amortization Dates"). The aggregate amount of Sinking Fund payments scheduled to be made on a Sinking Fund Date shall then be adjusted to equal the aggregate principal amount of all Pledged Lessor Notes scheduled to be amortized on the Scheduled Amortization Date corresponding to such Sinking Fund Date, after taking into account the prepayment or deemed payment of Pledged Lessor Notes, and the amount of each Sinking Fund payment shall be proportionately adjusted. All such adjustments in respect of a Sinking Fund Date shall be rounded to the nearest $1,000, and shall be subject to necessary further adjustment so that the total amount of such reduction is equal to the total principal amount of Bonds redeemed pursuant to such partial redemption, such adjustment to be made by the Trustee in such manner as the Trustee in its sole discretion deems appropriate.

    SECTION 7.02. Selection by Trustee of Bonds to be Redeemed Through Operation of Sinking Fund.

    In the case of Bonds to be redeemed through operation of an applicable Sinking Fund, the particular Bonds to be redeemed shall be selected by the Trustee from the outstanding Bonds of the same series and of the same Stated Maturity of principal not previously called for redemption by prorating, as nearly as may be, the principal amount of Bonds to be redeemed among the Holders of Bonds of the same series and Stated Maturity registered in their respective names. In any proration pursuant to this Section, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper so that the principal amount of Bonds so prorated shall be $1,000 or an integral multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by an amount not exceeding $1,000. The Trustee in its discretion may determine the particular Bonds of a Stated Maturity of principal registered in the name of any Holder which are to be redeemed, in whole or in part. The Trustee shall give written notice to each Lease Indenture Trustee of the adjustments, reallocations and eliminations made pursuant to this Section.



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

                                ARTICLE EIGHT

                         EVENTS OF DEFAULT; REMEDIES


    SECTION 8.01.  Events of Default.

    "Events of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to a judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) default in the payment of any interest upon any Bond when it becomes due and payable, and continuance of such default for a period of three Business Days; or

         (2) default in the payment of the principal of (or premium, if any, on) any Bond at its Maturity, and continuance of such default for a period of three Business Days; or

         (3) default in the making of any Sinking Fund payment and continuance of such default for a period of three Business Days; or

         (4) default in the performance, or breach, of any covenant of Oglethorpe or the Company contained herein and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to Oglethorpe and the Company by the Trustee, or to Oglethorpe, the Company and the Trustee by the Holders of at least 25% in principal amount of Outstanding Bonds, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; provided, however, that the continuation of such failure for a period of 30 days or more after such notice has been so given (but in no event for a period which is greater than one year after such notice has been given) shall not constitute an Event of Default if (i) such failure can be remedied but cannot be remedied within such 30 days,
    (ii) the Company or Oglethorpe, as the case may be, is diligent in pursuing a remedy of such failure and (iii) such failure does not impair in any respect the lien and security interest created hereby; or

         (5)   the occurrence of an "event of default" under any Lease
    Indenture; or

         (6) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law or law of the District of Columbia, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

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

         (7) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law or law of the District of Columbia, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

    SECTION 8.02.  Acceleration of Maturity; Rescission and Annulment.

    Upon the occurrence of an Event of Default, (i) if such Event of Default is one referred to in clause (1), (2), (3), (4), (6) or (7) of Section 8.01, the Trustee may, and upon the direction of the Holders of not less than a majority in principal amount of the Bonds Outstanding shall, and (ii) if such Event of Default is the one referred to in clause (5) of Section 8.01 (including without limitation an event of default under each of the Leases which has resulted in an Event of Default referred to in clause (1), (2) or
(3) of Section 8.01) under circumstances in which the Pledged Lessor Notes have been declared immediately due and payable, the Trustee shall, declare the principal of all the Bonds to be due and payable immediately, by a notice in writing to Oglethorpe and the Company (and to the Trustee if given by Bondholders), and upon any such declaration such principal shall become immediately due and payable; provided that no such declaration shall be made (and no action under Sections 8.03 or 8.05 shall be taken) in cases in which the Event of Default is one referred to in clause (1), (2), or (3) of Section
8.01 which resulted directly from a failure of Oglethorpe to make any payment of Rent under any Lease until such time as the Lessor under such Lease has been given the opportunity to exercise its rights, if any, under Section 4.3 of the related Lease Indenture; and provided further that no such declaration shall be made in cases in which the Event of Default is the one referred to in clause (5) of Section 8.01 (including without limitation an event of default under less than all the Leases which has resulted in an Event of Default referred to in clause (1), (2), or (3) of Section 8.01) unless an "event of default" has occurred under all the Lease Indentures.

    At any time after such a declaration of acceleration has been made and before any sale of the Pledged Property, or any part thereof, shall have been made pursuant to any power of sale as hereinafter in this Article provided, the Holders of a majority in principal amount of the Bonds Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

         (1) there shall have been paid to or deposited with the Trustee a sum sufficient to pay

              (A)  all overdue installments of interest on all Bonds,

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

              (B) the principal of (and premium, if any, on) any Bonds which have become due otherwise than by such declaration of acceleration and interest thereon at the respective rates provided in the Bonds for late payments of principal or premium,

              (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the respective rates provided in the Bonds for late payments of interest, and

              (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

    and

         (2) all Events of Default, other than the non-payment of the principal of Bonds which have become due solely by such acceleration, have been cured or waived as provided in Section 8.08.

No such rescission shall affect any subsequent default or impair any right consequent thereon and no such annulment shall take place unless all declarations of acceleration of all Pledged Lessor Notes theretofore given have also been annulled in accordance with the terms of the applicable Lease Indentures.

    Notwithstanding anything in this Section to the contrary, the Trustee shall rescind any declaration of maturity of the principal of and interest on the Bonds as a consequence of an Event of Default which resulted from an event of default under any Lease and which resulted in a declaration of acceleration of the Lessor Notes issued under the related Lease Indenture, if the declaration of acceleration of such Lessor Notes has been rescinded in accordance with the terms of such Lease Indenture and the conditions set forth in paragraphs (1) and (2) of this Section have been met.

    To the extent that an Event of Default has occurred under clause (5) of
Section 8.01 under circumstances in which the principal of the Bonds cannot be declared to be due and payable immediately pursuant to the second proviso to the first paragraph of this Section, the Trustee shall promptly take such action in respect of any Pledged Lessor Note which is then in default, including without limitation by making demand upon, or giving direction to, the Lease Indenture Trustee for such defaulted Pledged Lessor Note, (i) to cause the principal of such defaulted Pledged Lessor Note to be declared due and payable immediately, (ii) to terminate any Lease which is then in default and demand redelivery of the related undivided ownership interest in Scherer Unit 2, (iii) to demand payment from Oglethorpe of all unpaid Rent and the amount of Stipulated Loss Value in respect of any Lease which is then in default, all in accordance with the provisions of such Lease and (iv) to commence appropriate legal proceedings against Oglethorpe for the recovery of the amounts demanded pursuant to clause (iii); provided that no such action shall be taken in respect of any Lease which is in default until such time as the Lessor under such Lease has been given the opportunity to exercise its rights, if any, under Section 4.3(f) of the related Lease Indenture.

    SECTION 8.03. Trustee's Power of Sale of Pledged Property; Notice Required; Power to Bring Suit.

    If an Event of Default shall have occurred and be continuing, subject to the provisions of Sections 8.06 and 8.07 and the provisos to the first paragraph of Section 8.02, the Trustee, by such officer or agent as it may appoint, may do either of the following:

         (1) sell, to the extent permitted by law, without recourse, for cash, or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Trustee in its discretion may determine, the Pledged Property as an entirety, or in any such portions as the Holders of a majority in aggregate principal amount of the Bonds then Outstanding shall request by an Act of Bondholders, or, in the absence of such request, as the Trustee in its discretion shall deem expedient in the interest of the Bondholders, at public or private sale; and

         (2) proceed by one or more suits, actions or proceedings at law or in equity or otherwise or by any other appropriate remedy, to enforce payment of the Bonds or Pledged Lessor Notes, or to foreclose this Indenture or to sell the Pledged Property under a judgment or decree of a court or courts of competent jurisdiction, or by the enforcement of any such other appropriate legal or equitable remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of its rights or powers or any of the rights or powers of the Bondholders.

    In the event that the Trustee shall deem it advisable to sell any of or all the Pledged Property in accordance with the provisions of this Section, Oglethorpe and the Company agree that if registration of any such Pledged Property shall be required, in the opinion of counsel for the Trustee, under the Securities Act of 1933, as amended, or other applicable law, and regulations promulgated thereunder, and if Oglethorpe shall not effect, or cause to be effected, such registration promptly, the Trustee may sell any such Pledged Property at a private sale, and no Person shall attempt to maintain that the prices at which such Pledged Property is to be sold are inadequate by reason of the failure to sell at public sale, or hold the Trustee liable therefor.

    SECTION 8.04.  Incidents of Sale of Pledged Property.

    Upon any sale of all or any part of the Pledged Property made either under the power of sale given under this Indenture or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, the following shall be applicable:

         (1) Bonds Due and Payable. Except under the circumstances described in the last paragraph of Section 8.02, the principal of, and premium, if any, and accrued interest on, the Bonds, if not previously due, shall immediately become and be due and payable.

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

         (2) Trustee Appointed Attorney of Company to Make Conveyances. The Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus sold; and for that purpose the Trustee may execute all such documents and instruments and may substitute one or more persons with like power; and the Company hereby ratifies and confirms all that its said attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof.

         (3) Company to Confirm Sales and Conveyances. If so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment, conveyance or transfer and releases as may be designated in any such request.

         (4) Bondholders and Trustee May Purchase Pledged Property. To the extent permitted by applicable law, any Bondholder or the Trustee may bid for and purchase any of the Pledged Property, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Pledged Property in their or its or his own absolute right without further accountability.

         (5) Purchaser at Sale May Apply Bonds to Purchase Price. Any purchaser at any such sale may, in paying the purchase price, deliver any of the Bonds then Outstanding in lieu of cash and apply to the purchase price the amount which shall, upon distribution of the net proceeds of such sale, after application to the costs of the action and any other sums which the Trustee is authorized to deduct under this Indenture, be payable on such Bonds so delivered in respect of principal, premium, if any, and interest. In case the amount so payable on such Bonds shall be less than the amount due thereon, duly executed and authenticated Bonds shall be delivered in exchange therefor to the Holder thereof for the balance of the amount due on such Bonds so delivered by such Holder.

         (6) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee or of the officer making such sale under judicial proceedings shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

         (7) Sale To Divest Rights of Company in Property Sold. Any such sale shall operate to divest the Company of all right, title, interest, claim and demand whatsoever, either at law, or in equity or otherwise, in and to the Pledged Property so sold, and shall be a perpetual bar both at law and in equity or otherwise against the Company, and its successors and assigns, and any and all persons claiming or who may claim the Pledged Property sold or any part thereof from, through or under the Company, or its successors and assigns.

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         (8)  Application of Moneys Received upon Sale.  Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Indenture or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, shall be applied as provided in Section 8.12.

    SECTION 8.05.  Judicial Proceedings Instituted by Trustee.

    (a) Trustee May Bring Suit. If there shall be a failure to make payment of the principal of any Bond at its Maturity, or of any Sinking Fund payment when due and payable by the terms hereof or of such Bond, or if there shall be a failure to pay the premium, if any, on any Bond when the same becomes due and payable, or interest on any Bond for a period of 15 days after the same becomes due and payable, then the Trustee, in its own name, and as trustee of an express trust, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on the Bonds, and may prosecute any such claim or proceeding to judgment or final decree, and may enforce any such judgment or final decree and collect the moneys adjudged or decreed to be payable in any manner provided by law, whether before or after or during the pendency of any proceedings for the enforcement of the lien of this Indenture, or of any of the Trustee's rights or the rights of the Bondholders under this Indenture, and such power of the Trustee shall not be affected by any sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or for the foreclosure of the lien hereof.

    (b) Trustee May Recover Unpaid Indebtedness after Sale of Pledged Property. In the case of a sale of the Pledged Property and of the application of the proceeds of such sale to the payment of the indebtedness secured by this Indenture, the Trustee in its own name, and as trustee of an express trust, shall be entitled and empowered, by any appropriate means, legal, equitable or otherwise, to enforce payment of, and to receive all amounts then remaining due and unpaid upon, all or any of the Bonds, for the benefit of the Holders thereof, and upon any other portion of the indebtedness remaining unpaid, with interest at the rates specified in the respective Bonds for interest on the overdue principal and premium, if any, and (to the extent that payment of such interest is legally enforceable) on the overdue installments of interest.

    (c) Recovery of Judgment Does Not Affect Lien of this Indenture or Other Rights. No recovery of any such judgment or final decree by the Trustee and no levy of any execution under any such judgment upon any of the Pledged Property, or upon any other property, shall in any manner or to any extent affect the lien of this Indenture upon any of the Pledged Property, or any rights, powers or remedies of the Trustee, or any liens, rights, powers or remedies of the Bondholders, but all such liens, rights, powers and remedies shall continue unimpaired as before.

    (d) Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. The Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Bondholders, or in any one or more of such capacities (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand for the payment of

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overdue principal, premium (if any) or interest), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Bondholders (whether such claims be based upon the provisions of the Bonds or of this Indenture) allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Company or any obligor on the Bonds (within the meaning of TIA), the creditors of the Company or any such obligor, the Pledged Property or any other property of the Company or any such obligor and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Bondholder to make such payments to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Bonds, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Bondholders, with authority to (i) make and file in the respective names of the Bondholders (subject to deduction from any such claims of the amounts of any claims filed by any of the Bondholders themselves), any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any such proceedings and to receive payment of any amounts distributable on account thereof, (ii) execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such Bondholders, as may be necessary or advisable in order to have the respective claims of the Trustee and of the Bondholders against the Company or any such obligor, the Pledged Property or any other property of the Company or any such obligor allowed in any such proceeding and (iii) receive payment of or on account of such claims and debt; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Bondholder. Any moneys collected by the Trustee under this Section shall be applied as provided in Section 8.12.

    (e) Trustee Need Not Have Possession of Bonds. All rights of action and of asserting claims under this Indenture or under any of the Bonds enforceable by the Trustee may be enforced by the Trustee without possession of any of such Bonds or the production thereof on the trial or other proceedings relative thereto.

    (f) Suit To Be Brought for Ratable Benefit of Bondholders. Any suit, action or other proceeding at law, in equity or otherwise which shall be instituted by the Trustee under any of the provisions of this Indenture shall be for the equal, ratable and common benefit of all the Bondholders, subject to the provisions of this Indenture.

    (g) Trustee May Be Restored to Former Position and Rights in Certain Circumstances. In case the Trustee shall have proceeded to enforce any right under this Indenture by suit, foreclosure or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then in every such case, Oglethorpe, the Company and the Trustee shall be restored without further act to their respective former positions and rights

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hereunder, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.

    SECTION 8.06.  Bondholders May Demand Enforcement of Rights by Trustee.

    Without in any way affecting the duties and obligations of the Trustee as provided in the last paragraph of Section 8.02, if an Event of Default shall have occurred and shall be continuing, the Trustee shall, upon the written request of the holders of a majority in aggregate principal amount of the Bonds then Outstanding and upon the offering of indemnity as provided in
Section 9.03(e), but subject in all cases to the provisions of Section 3.03 and the first proviso to the first paragraph of Section 8.02, proceed to institute one or more suits, actions or proceedings at law, in equity or otherwise, or take any other appropriate remedy, to enforce payment of the principal of, or premium, if any, or interest on, the Bonds or Pledged Lessor Notes or to foreclose this Indenture or to sell the Pledged Property under a judgment or decree of a court or courts of competent jurisdiction or under the power of sale herein granted, or take such other appropriate legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights or powers of the Trustee or the Bondholders, or, in case such Bondholders shall have requested a specific method of enforcement permitted hereunder, in the manner requested, provided that such action shall not be otherwise than in accordance with law and the provisions of this Indenture, and the Trustee, subject to such indemnity provisions, shall have the right to decline to follow any such request if the Trustee in good faith shall determine that the suit, proceeding or exercise of other remedy so requested would involve the Trustee in personal liability or expense.

    SECTION 8.07.  Control by Bondholders.

    The Holders of a majority in principal amount of the Outstanding Bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

         (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

         (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

    SECTION 8.08.  Waiver of Past Defaults.

    The Holders of not less than a majority in principal amount of the Outstanding Bonds may on behalf of the Holders of all the Bonds waive any past default hereunder and its consequences, except that only the Holders of all Bonds affected thereby may waive a default

         (1) in the payment of the principal of (or premium, if any) or interest on such Bonds, or

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         (2)  in respect of a covenant or provision hereof which under Article
    Eleven cannot be modified or amended without the consent of the Holders of each Outstanding Bond affected.

    Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

    SECTION 8.09.  Bondholder May Not Bring Suit Except under Certain
Conditions.

    A Bondholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the foreclosure of this Indenture, for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture, unless:

         (1) such Bondholder previously shall have given written notice to the Trustee of a continuing Event of Default;

         (2) the Holders of at least 25% in aggregate principal amount of the Bonds then Outstanding shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 9.03(e);

         (3) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

         (4) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of outstanding Bonds.

    It is understood and intended that no one or more of the Bondholders shall have any right in any manner whatever hereunder or under the Bonds to
(i) surrender, impair, waive, affect, disturb or prejudice the Lien of this Indenture on any property subject thereto or the rights of the Holders of any other Bonds, (ii) obtain or seek to obtain priority over or preference to any other such Holder or (iii) enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all the Bondholders subject to the provisions of this Indenture.

    SECTION 8.10.  Undertaking To Pay Court Costs.

    All parties to this Indenture, and each Bondholder by his acceptance of a Bond, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Indenture, or in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee hereunder, the filing by any party litigant in such suit, action or proceedings of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including, reasonable attorneys' fees, against any party litigant in such suit, action or proceeding, having due regard to the

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

merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to (a) any suit, action or proceeding instituted by the Trustee, (b) any suit, action or proceeding instituted by any Bondholder or group of Bondholders holding in the aggregate more than 10% in aggregate principal amount of the Bonds then Outstanding or (c) any suit, action or proceeding instituted by any Bondholder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any of the Bonds, on or after the respective due dates expressed therein.

    SECTION 8.11.  Right of Bondholders To Receive Payment Not To Be Impaired.

    Anything in this Indenture to the contrary notwithstanding, the right of any Holder of any Bond to receive payment of the principal of, and premium, if any, and interest on, such Bond, on or after the respective due dates expressed in such Bond (or, in case of redemption, on the Redemption Date fixed for such Bond), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

    SECTION 8.12.  Application of Moneys Collected by Trustee.

    Any moneys collected or to be applied by the Trustee pursuant to this Article, together with any other moneys which may then be held by the Trustee under any of the provisions of this Indenture as security for the Bonds (other than moneys at the time required to be held for the payment of specific Bonds at Maturity or at a time fixed for the redemption thereof) shall be applied in the following order from time to time, on the date or dates fixed by the Trustee and, in the case of a distribution of such moneys on account of principal, premium, if any, or interest, upon presentation of the several Outstanding Bonds, and stamping thereon of payment, if only partially paid, and upon surrender thereof, if fully paid:

         FIRST: to the payment of all taxes, assessments or liens prior to the Lien of this Indenture, except those subject to which any sale shall have been made, all reasonable costs and expenses of collection, including the reasonable costs and expenses of handling the Pledged Property and of any sale thereof pursuant to the provisions of this Article and of the enforcement of any remedies hereunder or under any Lease Indenture, and to the payment of reasonable compensation to the Trustee, its agents, attorneys and counsel, and all reasonable expenses, liabilities and advances incurred or made by the Trustee, or through the Trustee by any Bondholder or Bondholders;

         SECOND: in case the principal of the Bonds or any of them shall not have become due, to the payment of any interest in default, in the order of the maturity of the installments of such interest, with interest at the rates specified in the respective Bonds in respect of overdue payments (to the extent that payment of such interest shall be legally enforceable) on the overdue installments thereof;

         THIRD: in case the principal of any of but not all the Bonds shall have become due at their Stated Maturities, upon redemption or otherwise, first to the payment of accrued

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

    interest in the order of the maturity of the installments thereof with interest at the respective rates specified in the Bonds in respect of overdue payments on overdue principal, premium, if any, and (to the extent that payment of such interest shall be legally enforceable) on overdue installments of interest, and next to the payment of the principal of all Bonds then due;

         FOURTH: in case the principal of all the Bonds shall have become due at their Stated Maturities, by declaration, upon redemption or otherwise, to the payment of the whole amount then due and unpaid upon the Bonds then Outstanding for principal, premium, if any, and interest, together with interest at the rate specified in the respective Bonds in respect of overdue payments on overdue principal, premium, if any, and (to the extent that payment of such interest shall be legally enforceable) on overdue installments of interest, and, in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid, first to the payment of interest, then to the payment of such principal and premium, if any, in each such case ratably, without discrimination or preference; and

         FIFTH: in case the principal of all the Bonds shall have become due at their Stated Maturities, by declaration, upon redemption or otherwise, and all of such Bonds shall have been fully paid, together with all interest (including any interest on overdue payments) and premium, if any, thereon, any surplus then remaining shall be paid to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct;

provided, however, that all payments to be made pursuant to this Section shall be made ratably to the persons entitled thereto, without discrimination or preference.

    SECTION 8.13.  Bonds Held by Certain Persons Not To Share in Distribution.

    Any Bonds owned or held by, or for the account or benefit of, Oglethorpe, the Company or any Affiliate of any thereof shall not be entitled to share in any payment or distribution provided for in this Article until all Bonds held by other persons have been paid in full.

    SECTION 8.14.  Waiver of Appraisement, Valuation, Stay, Right to
Marshaling.

    To the extent it may lawfully do so, each of Oglethorpe and the Company, for itself and for any Person who may claim through or under it, hereby:

         (1) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance or enforcement or foreclosure of this Indenture (ii) the sale of any of the Pledged Property, or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

         (2)  waives all benefit or advantage of any such laws;

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

         (3) waives and releases all right to have the Pledged Property marshaled upon any foreclosure, sale or other enforcement of this Indenture; and

         (4) consents and agrees that all the Pledged Property may at any such sale be sold by the Trustee as an entirety.

    SECTION 8.15.  Remedies Cumulative; Delay or Omission, Not a Waiver.

    Every remedy given hereunder to the Trustee or to any of the Bondholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise. The Trustee may exercise all or any of the powers, rights or remedies given to it hereunder or which may be now or hereafter given by statute, law or equity or otherwise, in its absolute discretion. No course of dealing between Oglethorpe or the Company and the Trustee or the Bondholders or any delay or omission of the Trustee or of any Bondholder to exercise any right, remedy or power accruing upon any Event of Default shall impair any right, remedy or power or shall be construed to be a waiver of any such Event of Default or of any right of the Trustee or of the Bondholders or acquiescence therein, and, subject to the provisions of Section 8.07, every right, remedy and power given by this Article to the Trustee or to the Bondholders may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Bondholders.

                                  ARTICLE NINE

                                  THE TRUSTEE


    SECTION 9.01.  Certain Duties and Responsibilities.

    (a)  Except during the continuance of an Event of Default,

         (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

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

    (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Bonds relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

         (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

    (d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

    SECTION 9.02.  Notice of Defaults.

    In addition to its obligation to give notice to Bondholders as provided in Section 3.03, as promptly as practicable after, and in any event within 90 days after, the occurrence of any Default hereunder, the Trustee shall transmit by mail to all Bondholders, as their names and addresses appear in the Bond Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Bond or in the payment of any Sinking Fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders; and provided, further, that in the case of any Default of the character specified

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

in Section 8.01(4) no such notice to Bondholders shall be given until at least 30 days after the occurrence thereof.

    SECTION 9.03.  Certain Rights of Trustee.

    Except as otherwise provided in Section 9.01:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of any Lessor or the Company mentioned herein shall be sufficiently evidenced by a Lessor Request or Order, in the case of a request or direction of any Lessor, or by a Company Request or Order, in the case of a request or direction of the Company, and any resolution of the Board of Directors of Oglethorpe or the Company may be sufficiently evidenced by a Board Resolution of Oglethorpe or the Company, as the case may be;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of Oglethorpe or the Company;

         (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondholders pursuant to this Indenture, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Oglethorpe or the Company, personally or by agent or attorney; and

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         (g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

    SECTION 9.04.  Not Responsible for Recitals or Issuance of Bonds.

    The recitals contained herein and in the Bonds, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Pledged Property or the Bonds, except that the Trustee hereby represents and warrants that this Indenture has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf. The Trustee shall not be accountable for the use or application by the Company of Bonds or the proceeds thereof.

    SECTION 9.05.  May Hold Bonds.

    The Trustee, any Paying Agent, Bond Registrar or any other agent of Oglethorpe or the Company, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 9.08 and 9.13, may otherwise deal with Oglethorpe and the Company with the same rights it would have if it were not Trustee, Paying Agent, Bond Registrar or such other agent.

    SECTION 9.06.  Funds May Be Held by Trustee or Paying Agent; Investments.

    (a) Subject to Subsection (b) of this Section, any monies held by the Trustee or the Paying Agent hereunder as part of the Pledged Property may, until paid out by the Trustee or the Paying Agent as herein provided, be carried by the Trustee or the Paying Agent on deposit with itself, and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such monies.

    (b) At any time and from time to time (i) prior to payment in full of any amounts to be paid by the Trustee pursuant to Section 2.12(b) in respect of any series of Bonds, (ii) prior to payment in full of any amount required to be paid by the Trustee in respect of such series of Bonds pursuant to
Section 6.07 or (iii) otherwise as provided in a Series Supplemental Indenture creating a series of Bonds, if at the time no Event of Default has occurred and is continuing, the Trustee shall, on Company Request, invest and reinvest in Permitted Investments as specified in such Company Request any monies from the sale of the Bonds of such series at the time on deposit with the Trustee as part of the Pledged Property, together with any income and gains from the investment and reinvestment thereof, and sell any Permitted Investments, in either case, at such prices, including accrued interest, as are set forth in such Company Request, and such Permitted Investments shall be held by the Trustee until so sold in trust as part of the Pledged Property. The Trustee shall, on Company Request, sell such Permitted Investments as may be specified therein, and the Trustee shall, without Company Request, in the event monies are required for payment of any amounts to be paid by the Trustee pursuant to Section 2.12(b) in respect of any series of Bonds and for any installment of principal or interest on any series of Bonds becoming due and payable for which funds are not

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

otherwise available for payment, sell such Permitted Investments as are required to restore to cash as part of the Pledged Property such amounts as are needed for any such payment. The Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Subsection (b).

    SECTION 9.07.  Compensation and Reimbursement.

    The Company agrees:

         (1) to pay, or cause to be paid, to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (2) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

         (3) to indemnify, or cause to be indemnified, the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

    As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Bonds upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Bonds.

    The Trustee agrees that the provisions of the Supplemental Participation Agreements pursuant to which Oglethorpe has agreed to compensate the Trustee for its services, reimburse it for its expenses and indemnify it against any losses, liabilities or expenses suffered by it shall be deemed compliance by the Company of its obligations under this Section.

    SECTION 9.08.  Disqualification; Conflicting Interests.

    (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, within 90 days after ascertaining that it has such conflicting interest, and if the Default (exclusive of any period of grace or requirement of notice) to which such conflicting interest relates has not been cured, duly waived or otherwise eliminated before the end of such 90-day period, it shall either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.

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    (b)  In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Bondholders, as their names and addresses appear in the Bond Register, notice of such failure.

    (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if a Default (exclusive of any period of grace or requirement of notice) has occurred and is continuing) and:

         (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of any obligor on the Bonds are outstanding, or is trustee for more than one outstanding series under a single indenture of an obligor on the Bonds, unless (A) the Bonds are collateral trust bonds under which the only collateral consists of securities issued under such other indenture, or (B) such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of such obligor are outstanding, if (i) as to such obligor, this Indenture and such other indenture or indentures (and all series of securities issuable thereunder) are wholly unsecured and rank equally, and such other indenture or indentures (and such series) are hereafter qualified under the TIA, unless the Commission shall have found and declared by order pursuant to subsection (b) of section 305 or subsection (c) of section 307 of the TIA that differences exist between the provisions of such other indenture or indentures (or such series) which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures, or (ii) such obligor shall have sustained the burden of proving, on application to the Commission and after the opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures or under more than one outstanding series under a single indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures or with respect to such series;

         (2) the Trustee or any of its directors or executive officers is an underwriter for any obligor on the Bonds;

         (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for any obligor on the Bonds;

         (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of any obligor on the Bonds, or of an underwriter (other than the Trustee itself) for such obligor who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive

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    officer, or both, of the Trustee and a director or an executive officer, or both, of an obligor on the Bonds but may not be at the same time an executive officer of both the Trustee and such obligor; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be director or an executive officer, or both, of the Trustee and a director of an obligor on the Bonds; and (iii) the Trustee may be designated by an obligor on the Bonds or by any underwriter for such obligor to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this Subsection, to act as trustee, whether under an indenture or otherwise;

         (5) 10% or more of the voting securities of the Trustee is beneficially owned either by any obligor on the Bonds or by any director, partner, or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for any obligor on the Bonds or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

         (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of any obligor on the Bonds not including the Bonds issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for any obligor on the Bonds;

         (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, any obligor on the Bonds;

         (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of any obligor on the Bonds;

         (9) the Trustee owns, on the date of a Default (exclusive of any period of grace or requirement of notice) or any anniversary of such Default while such Default remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (6), (7) or (8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not

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    apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such Default upon the Bonds and annually in each succeeding year that the Bonds remain in default, in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such date. If any obligor upon the Bonds fails to make payment in full of the principal of, or the premium, if any, or interest on, any of the Bonds when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection; or

         (10) except under the circumstances described in paragraph (1), (3),
    (4), (5) or (6) of section 311(b) of the TIA, the Trustee shall be or shall become a creditor of any obligor on the Bonds.

    For purposes of paragraph (1) of this Subsection, the term "series of securities" or "series" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the indenture trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series; provided that "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

    The specification of percentages in paragraphs (5) to (9) inclusive, of this Subsection, shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection.

    For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys loaned to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

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    Except as provided in the next preceding paragraph, the word "security"
or "securities" as used in this Indenture shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

    (d)  For the purposes of this Section:

         (1) The term "underwriter" when used with reference to any obligor on the Bonds means every person who, within one year prior to the time as of which the determination is made, has purchased from such obligor with a view to, or has offered or sold for such obligor in connection with, the distribution of any security of such obligor outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

         (2) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

         (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

         (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

         (5) The term "obligor" means any obligor upon the Bonds within the meaning of TIA.

         (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

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    (e)  The percentages of the voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

         (1) A specified percentage of the voting securities of the Trustee, any obligor or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

         (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

         (3) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

         (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

              (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

              (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

              (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

              (iv) securities held in escrow if placed in escrow by the issuer thereof;

    provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

         (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

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    SECTION 9.09.  Corporate Trustee Required; Eligibility.

    There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company, Oglethorpe nor any other obligor on the Bonds, or any person directly or indirectly controlling, controlled by or under common control with the Company, Oglethorpe or any other obligor on the Bonds, shall be eligible to serve as Trustee.

    SECTION 9.10.  Resignation and Removal; Appointment of Successor.

    (a) Except in the case of a default in the payment of the principal of, or premium, if any, or interest on any Bond, or in the payment of any sinking or purchase fund installment, the Trustee shall not be required to resign as provided by Section 9.08(a) if such Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that:

         (1) the default under this Indenture may be cured or waived during a reasonable period and under the procedures described in such application; and

         (2) a stay of the Trustee's duty to resign will not be inconsistent with the interests of Bondholders.

The filing of such an application shall automatically stay the performance of the Trustee's duty to resign until the Commission orders otherwise.

    (b) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 9.11.

    (c) The Trustee may resign at any time by giving written notice thereof to Oglethorpe and the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to Oglethorpe, the Company and the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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    (d)  The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Bonds, delivered to the Trustee, Oglethorpe and to the Company.

    (e)  If at any time:

         (1) the Trustee shall fail to comply with Section 9.08(a) after written request therefor by any Lessor or by any Bondholder who has been a bona fide Holder of a Bond for at least 6 months, or

         (2) the Trustee shall cease to be eligible under Section 9.09 and shall fail to resign after written request therefor by any Lessor or by any such Bondholder, or

         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) Oglethorpe, acting after consultation with the Company, may remove the Trustee by Board Resolution or (ii) subject to
Section 8.10, unless such Trustee's duty to resign is stayed as provided in Subsection (a) above, any Bondholder who has been a bona fide Holder of a Bond for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, Oglethorpe, acting after consultation with the Company, shall promptly appoint by Board Resolution a successor Trustee. If, within 1 year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Bonds delivered to Oglethorpe, the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by Oglethorpe. If no successor Trustee shall have been so appointed by Oglethorpe, acting after consultation with the Company, or the Bondholders and accepted appointment in the manner hereinafter provided, any Bondholder who has been a bona fide Holder of a Bond for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

    (g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Bonds as their names and addresses appear in the Bond Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

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    SECTION 9.11.  Acceptance of Appointment by Successor.

    Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to Oglethorpe, the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of any Lessor, the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section
9.07. Upon request of any such successor Trustee, Oglethorpe and the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

    SECTION 9.12.  Merger, Conversion, Consolidation or Succession to
Business.

    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

    SECTION 9.13.  Preferential Collection of Claims against any Obligor.

    (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of any obligor on the Bonds (as defined in Subsection (c) of this Section) within 3 months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Bonds and the holders of other indenture securities (as defined in Subsection (c) of this Section):

         (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such 3 month period and valid as against any obligor on the Bonds and its other creditors,

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

    except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against any such obligor upon the date of such default; and

         (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such 3 month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of any obligor on the Bonds and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

         (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than an obligor on the Bonds) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against such obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law;

         (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such 3 month period;

         (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such 3 month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in Subsection (c) of this Section would occur within 3 months; or

         (D)  to receive payment on any claim referred to in paragraph (B) or
    (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

    For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such 3 month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

    If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Bondholders and the holders

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

of other indenture securities in such manner that the Trustee, the Bondholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the obligor on the Bonds in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from such obligor of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Bondholders and the holders of other indenture securities dividends on claims filed against such obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Bondholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Bondholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

    Any Trustee which has resigned or been removed after the beginning of such 3 month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such 3 month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

         (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account if such Trustee had continued as Trustee, occurred after the beginning of such 3 month period; and

         (ii) such receipt of property or reduction of claim occurred within 3 months after such resignation or removal.

    (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

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         (1)  the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

         (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Bondholders at the time and in the manner provided in this Indenture;

         (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

         (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Subsection (c) of this Section;

         (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of any obligor of the Bonds; or

         (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in Subsection (c) of this Section.

    (c)  For the purposes of this Section only:

         (1) the term "default" means any failure to make payment in full of the principal of or interest on any of the Bonds or upon the other indenture securities when and as such principal or interest becomes due and payable.

         (2) The term "other indenture securities" means securities upon which the Person obligated thereunder is an obligor (as defined in the TIA) outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which has been qualified under the TIA, and (iii) under which a default exists at the time of the apportionment of the funds and property held in a special account as provided in Subsection (a) of this Section.

         (3) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within 7 days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

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         (4)  the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by any obligor on the Bonds for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with such obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

         (5) the term "obligor" means any obligor upon the Bonds within the meaning of TIA.

    SECTION 9.14.  Maintenance of Agencies.

    (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Bonds may be presented or surrendered for registration of transfer or exchange or for the registration thereof, and for payment of principal, premium (if any) and interest and where notices and demands to or upon the Trustee in respect of the Bonds or of this Indenture may be served. Such office or agency shall be initially at the Trustee's New York Office. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company, Oglethorpe and the Holders of the Bonds as their names and addresses appear on the Bond Register. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office.

    (b) There shall at all times be a Bond Registrar and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any State, with a combined capital and surplus of at least $50,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or State authorities. Each Bond Registrar other than the Trustee shall furnish to the Trustee, at stated intervals of not more than 6 months, and at such other times as the Trustee may request in writing, a copy of the Bond Register.

    (c) Any Paying Agent (other than the Trustee) from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which said Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (1) hold all sums held by it for the payment of principal of, premium (if any) and interest on Bonds in trust for the benefit of the persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

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         (2)  give the Trustee within five days thereafter notice of any default by any obligor upon the Bonds in the making of any such payment of principal, premium (if any) or interest; and

         (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent in the Borough of Manhattan, The City of New York, for the account of the Trustee.

    (d) There shall at all times be an Authenticating Agent hereunder. Each Authenticating Agent shall be a bank or trust company organized under the laws of any state of the United States or a national banking association having capital and surplus aggregating at least $25,000,000 and which shall be authorized to exercise corporate trust powers and be subject to supervision or examination by Federal or State authorities.

    (e) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

    (f) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, Oglethorpe and the Company. The Company, may, and at the request of the Trustee or any Lessor shall, at any time terminate the agency of any Authorized Agent other than an Authenticating Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent other than an Authenticating Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee and each Lessor to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Company shall give written notice of any such appointment made by it to the Trustee and the Trustee shall mail notice of such appointment to all Holders as their names and addresses appear on the Bond Register. The Trustee may at any time terminate the agency of any Authenticating Agent appointed pursuant to paragraph (d) of this Section by giving written notice of such termination to such Authenticating Agent, Oglethorpe and the Company.

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    (g)  The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses.

                                  ARTICLE TEN

          BONDHOLDERS' LISTS AND REPORTS BY TRUSTEE AND OGLETHORPE

    SECTION 10.01. Oglethorpe to Furnish Trustee Names and Addresses of Bondholders.

    Oglethorpe will furnish or cause to be furnished to the Trustee semiannually, between January 15 and January 30, inclusive, and between July 15 and July 30, inclusive, in each year, and at such other times as the Trustee may request in writing, within 30 days after receipt by Oglethorpe of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Bonds, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Bond Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Bond Register is being furnished to the Trustee pursuant to Section 9.14(b).

    SECTION 10.02.  Preservation of Information; Communications to
Bondholders.

    (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Bonds contained in the most recent list furnished to the Trustee as provided in Section 9.14(b) or
Section 10.01, as the case may be, and the names and addresses of Holders of Bonds received by the Trustee in its capacity as Bond Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in
Section 9.14(b) or Section 10.01, as the case may be, upon receipt of a new list so furnished.

    (b) If 3 or more Holders of Bonds (hereinafter referred to as "applicants") apply to the Trustee, and furnish to the Trustee reasonable proof each such applicant has owned a Bond for a period of at least 6 months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Bonds with respect to their rights under this Indenture or under the Bonds and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within 5 Business Days after the receipt of such application, at its election, either:

         (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 10.02(a), or

         (ii) inform such applicants as to the approximate number of Holders of Bonds whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 10.02(a), and as to the approximate cost of mailing, to such Bondholders the form of proxy or other communication, if any, specified in such application.

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

    If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Bondholder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 10.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within 5 days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Bonds or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

    (c) Every Holder of Bonds, by receiving and holding the same, agrees with Oglethorpe and the Trustee that neither Oglethorpe nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Bonds in accordance with Section 10.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 10.02(b).

    SECTION 10.03.  Reports by Trustee.

    (a) Within 60 days after May 15 in each year, commencing with 1998, the Trustee shall transmit by mail to all Bondholders, in accordance with Subsection (d) of this Section, a brief report dated as of such May 15 with respect to:

         (1) any change to its eligibility under Section 9.09 and its qualifications under Section 9.08;

         (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10), inclusive, of Section 9.08(c);

         (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances of such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Bonds Outstanding on the date of such report;

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

         (4) the amount, interest rate and maturity date of all other indebtedness owing by any obligor on the Bonds within the meaning of the TIA to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 9.13(b)(2), (3), (4) or (6);

         (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

         (6) any change to any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which the Trustee has not previously reported;

         (7) any additional issue of Bonds which the Trustee has not previously reported; and

         (8) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Bonds, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with
    Section 9.02.

    (b) The Trustee shall transmit by mail to all Bondholders, in accordance with Subsection (d), a brief report with respect to:

         (1) the release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any), such report to be transmitted within 90 days of such time;

         (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Bonds Outstanding at such time, such report to be transmitted within 90 days after such time.

    (c) A copy of each such report shall, at the time of such transmission to Bondholders, be filed by the Trustee with each stock exchange upon which the Bonds are listed, and also with the Commission. Oglethorpe will notify the Trustee when the Bonds are listed on any stock exchange.

    (d)  Reports pursuant to this Section shall be transmitted:

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

         (1) to all Bondholders, as their names and addresses appear in the Bond Register;

         (2) to such Bondholders as have, within the 2 years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

         (3) except in the case of reports pursuant to Subsection (b) of this Section, to each Bondholder whose name and address is preserved at the time by the Trustee, as provided in Section 10.02(a).

    SECTION 10.04.  Reports by Oglethorpe.

    Oglethorpe will:

         (1) file with the Trustee, within 15 days after Oglethorpe is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Oglethorpe may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if Oglethorpe is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by Oglethorpe with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

         (3) transmit by mail to all Bondholders, as their names and addresses appear in the Bond Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by Oglethorpe pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.


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

                                 ARTICLE ELEVEN

                             SUPPLEMENTAL INDENTURES


    SECTION 11.01.  Supplemental Indentures Without Consent of Bondholders.

    Without the consent of the Holders of any Bonds, Oglethorpe, when authorized by a Board Resolution, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another corporation to Oglethorpe, and the assumption by any such successor of the covenants of Oglethorpe herein contained, or to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Bonds contained; or

         (2) to add to the covenants of Oglethorpe or the Company, for the benefit of the Holders of the Bonds, or to evidence the surrender of any right or power herein conferred upon Oglethorpe or the Company; or

         (3) to convey, transfer and assign to the Trustee, and to subject to the Lien of this Indenture, with the same force and effect as though included in the Granting Clauses hereof, additional properties or assets, and to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Trustee any property subject or required to be subject to the Lien of this Indenture; or

         (4) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not in the opinion of Oglethorpe, as evidenced by an Officers' Certificate delivered to the Trustee, adversely affect the interest of the Holders of the Bonds in any material respect; or

         (5)  to evidence the succession of a new trustee hereunder; or

         (6) to establish the form and terms of Bonds of any series permitted by Section 2.01(a); or

         (7) to permit or facilitate the issuance of Bonds in uncertificated form; or

         (8) to change or eliminate any provision of this Indenture; provided, however, that if such change or elimination shall materially adversely affect the interests of the Holders of

    Bonds of any series, such change or elimination shall become effective with respect to such series only when no bond of such series remains Outstanding; or

         (9) if required by applicable law, to qualify this Indenture under the TIA.

Without limiting the generality of the foregoing, if the TIA as in effect at the date of the execution and delivery of this Indenture or at any time thereafter shall be amended and:

    (x) if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the TIA, and the Company, Oglethorpe and the Trustee may, without the consent of or notice to any Holders, enter into any indenture supplemental hereto to evidence such amendment hereof; or

    (y) if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the date of the execution and delivery hereof or at any time thereafter, are required by the TIA to be contained herein or are contained herein to reflect any provisions of the TIA as in effect at such date, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company, Oglethorpe and the Trustee may, without the consent of or notice to any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof.

    The Trustee may rely on the written evidence of any nationally recognized statistical rating organization then rating the Bonds or of an independent investment banking institution with respect to credit matters relating to the Company or Lessee to the extent it deems such reliance to be appropriate.

    SECTION 11.02.  Supplemental Indentures with Consent of Bondholders.

    With the consent of the Holders of not less than a majority in principal amount of the Outstanding Bonds, by Act of said Holders delivered to the Company and the Trustee, Oglethorpe, and the Company may and the Trustee, subject to
Section 11.03 shall, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights and obligations of the Holders of the Bonds and of Oglethorpe and the Company under this Indenture; provided, however, that if there shall be Bonds of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected, considered as one class, shall be required; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby,

         (1) change the Stated Maturity of the principal of, or any installment of interest on, or the dates or circumstances of payment of premium (if any) on, any Bond, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Bond or the premium (if any) or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or such payment of premium (if any) on or after the date such premium becomes due and payable, or change the dates or the amounts of payments to be made through the operation of a Sinking Fund in respect of such Bonds, or

         (2) permit the creation of any lien prior to or, except with respect to additional series of Bonds issued in accordance with the terms of this Indenture, pari passu with the Lien of this Indenture with respect to any of the Pledged Property, or terminate the Lien of this Indenture on any Pledged Property (except in each case as permitted by, and pursuant to, Article Four) or deprive any Bondholder of the security afforded by the Lien of this Indenture, or

         (3) reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

         (4) modify any of the provisions of this Section or Section 8.09, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Bond affected thereby.

    A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Bonds of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Bonds of any other series.

    Upon receipt by the Trustee of Board Resolutions of Oglethorpe and the Company and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Holders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Section 11.04.

    It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

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

    SECTION 11.03.  Documents Affecting Immunity or Indemnity.

    If in the opinion of the Company or the Trustee any document required to be executed by it pursuant to the terms of Section 11.02 affects any interest, right, duty, immunity or indemnity in favor of the Company or the Trustee under this Indenture or any of the Supplemental Participation Agreements, the Company or the Trustee, as the case may be, may in its discretion decline to execute such document.

    SECTION 11.04.  Execution of Supplemental Indentures.

    In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 9.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

    SECTION 11.05.  Effect of Supplemental Indentures.

    Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

    SECTION 11.06.  Conformity with Trust Indenture Act.

    Every supplemental indenture executed pursuant to this Article shall conform to the requirements of TIA as then in effect.

    SECTION 11.07.  Reference in Bonds to Supplemental Indentures.

    Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by any Lessor, the Company or Oglethorpe, bear a notation in form approved by such Lessor, the Company, Oglethorpe and the Trustee as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Bonds after proper presentation and demand. If any Lessor, the Company or Oglethorpe shall so determine, new Bonds so modified as to conform, in the opinion of such Lessor, the Company, Oglethorpe and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee or other Authenticating Agent in exchange for Outstanding Bonds.

                                ARTICLE TWELVE

                          SATISFACTION AND DISCHARGE


    SECTION 12.01.  Satisfaction and Discharge of Indenture.

    If at any time (a) the Company shall have delivered to the Trustee for cancellation all Bonds theretofore authenticated and delivered (other than any Bonds which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.06 or Bonds for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 5.03), or (b) all such Bonds, not theretofore delivered to the Trustee for cancellation, shall be deemed to have been "Paid" in accordance with Section 12.02 under arrangements satisfactory to the Trustee, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 1.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Bonds.

    Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the Obligations of the Company, Oglethorpe and the Trustee under Sections 2.05, 2.06, 5.02 and 9.14 and this Article Twelve shall survive. Upon satisfaction and discharge of this Indenture as provided in this Article, the Trustee shall assign, transfer and turnover to or upon the order of the Company, any and all money, securities and other properties held by the Trustee for the benefit of the Holders of the Bonds other than money held by the Trustee pursuant to Section 12.04.

    SECTION 12.02. Defeasance Upon Deposit of Funds or U.S. Government Obligations.

    At the Company's option, the Company shall be deemed to have Paid (as defined below) its obligations with respect to any series of Bonds, and be released from its obligations under this Indenture to or for the benefit of the Holders of such Bonds, if:

         (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to the benefit of the Holders of, the Bonds of such series (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund payments) of, and interest on, the Outstanding Bonds of such series on the dates such installments of interest or principal are due or, if applicable, the Redemption Price of, and interest due or to become due on such Bonds on or prior to the Redemption Date thereof; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or proceeds of such U.S. Government Obligations to the payment of such principal or Redemption
    Price and interest on such Stated Maturity or Redemption Date;

         (2) no Event of Default or event (including such deposit) which with notice or lapse of time would become an Event of Default with respect to the Bonds of such series shall have occurred and be continuing on the date of such deposit; and

         (3) the Company shall have delivered to the Trustee an Opinion of Counsel nationally recognized as expert in matters of Federal income tax law to the effect that Holders of the Bonds of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

"Paid" means that the Company shall be deemed to have paid the entire indebtedness represented by, and obligations under, the Bonds of such series and to have satisfied all the obligations under this Indenture relating to the Bonds of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Bonds of such series to receive, from the trust fund described in clause (1) above, payment of the principal of and the interest on such Bonds when such payments are due; (B) the Company's obligations with respect to such Bonds under Sections 2.05, 2.06, 5.02 and 9.14; and (C) the rights, power, trusts, duties and immunities of the Trustee hereunder.

    SECTION 12.03. Covenant and Lien Defeasance.

    At the Company's option, the Company shall be released from its obligations under its covenants contained herein as to any series of Bonds, and the Trustee shall release the Lien of this Indenture on and as to any and all Pledged Lessor Notes subjected to the Lien of this Indenture and issued for the purpose of paying and securing such series of Bonds (a "Covenant and Lien Defeasance"), if:


         (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to the benefit of the Holders of, the Bonds of such series (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund payments) of, and interest on, the Outstanding Bonds of such series on the dates such installments of interest or principal are due or, if applicable, the Redemption Price of, and interest due or to become due on such Bonds on or prior to the Redemption Date thereof; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or proceeds of such U.S. Government Obligations to the payment of such principal or Redemption
    Price and interest on such Stated Maturity or Redemption Date; and

         (2) no Event of Default or event (including such deposit) which with notice or lapse of time would become an Event of Default with respect to the Bonds of such series shall have occurred and be continuing on the date of such deposit.

    Upon the occurrence of a Covenant and Lien Defeasance with respect to any series of Bonds, such Bonds shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with the released covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such Covenant and Lien Defeasance means that, with respect to such Bonds, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Bonds shall be unaffected thereby.

    SECTION 12.04. Application by Trustee of Deposited Funds and U.S. Government Obligations.

    Subject to the provisions of Section 5.03, all moneys deposited with the Trustee pursuant to Section 12.02 or 12.03 shall be held in trust and applied by it in accordance with the provisions of the Bonds and this Indenture to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Bonds for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal (and premium, if any) and interest.

    SECTION 12.05.  Repayment of Moneys Held by Paying Agent.

    In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent (other than the Trustee, if the Trustee is a Paying Agent) under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                ARTICLE THIRTEEN

                RELEASE OF FUNDS BY THE TRUSTEE FOR PAYMENT OF THE
                              PLEDGED LESSOR NOTES

    SECTION 13.01. Conditions Precedent to Release of Funds by the Trustee for Payment of the Pledged Lessor Notes.

    The obligation of the Trustee to make payments to the Lessors pursuant to
Section 2.12(b) is subject to the receipt by the Trustee of the following:

         (a) an executed counterpart of a supplemental indenture appropriate to subject to the Lien of this Indenture the related Pledged Lessor Notes;

         (b) the documents, opinions and certificates specified in the proviso to Section 2.11;

         (c) a written notice of the Company, dated as of the closing date under the applicable Participation Agreements or Supplemental Participation Agreements (the "Closing Date"), of the Closing Date;

         (d) a certificate of each Lessor dated as of the Closing Date under the related Participation Agreement or Supplemental Participation Agreement
    (i) specifying the principal amount of the Pledged Lessor Note or Notes to be issued thereby and (ii) stating that (A) such Lessor has received the amount of the Equity Investor's investment pursuant to applicable provisions of such Participation Agreement or Supplemental Participation Agreement and that such amount is available for use by such Lessor pursuant to applicable provisions of such Participation Agreement or Supplemental Participation Agreement upon receipt of the amount to be paid by the Trustee with respect to such Pledged Lessor Note or Notes pursuant to
    Section 2.12(b); (B) to the best knowledge of such Lessor no event has occurred and is continuing which constitutes an event of default, or event which, after notice or lapse of time or both, would constitute an event of default under the related Lease Indenture and (C) the Pledged Lessor Note or Notes of such Lessor has been duly authorized, executed and delivered by such Lessor and is a valid and binding obligation of such Lessor; and

         (e) such other documents and evidence with respect to the Lessors, Oglethorpe and the Company as the Trustee may reasonably request.

                                ARTICLE FOURTEEN

                                SUNDRY PROVISIONS


    SECTION 14.01  Execution Counterparts.

    This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 OPC SCHERER 1997 FUNDING
                                 CORPORATION A



                                 By:       /s/ Dolores A. Bitar
                                        --------------------------------------
                                        Name:  Dolores A. Bitar
                                             ---------------------------------
                                        Title: Vice President
                                              --------------------------------


                                                (CORPORATE SEAL)




                                 Attest:


                                 By:   /s/ Anne B. Brennan
                                    ------------------------------------------
                                    Name:  Anne B. Brennan
                                         -------------------------------------
                                    Title: Secretary
                                          ------------------------------------











                      (Signatures continued on next page)

                    (Signatures continued from previous page)



                                 OGLETHORPE POWER
                                 CORPORATION (AN ELECTRIC
                                 MEMBERSHIP CORPORATION)



                                 By: /s/ T. D. Kilgore
                                    ------------------------------------------
                                    T. D. Kilgore
                                    President and Chief Executive Officer


                                     (CORPORATE SEAL)


                                 Attest:


                                 By: /s/ Patricia N. Nash
                                    ------------------------------------------
                                    Patricia N. Nash
                                    Secretary









                       (Signatures continued on next page)

                    (Signatures continued from previous page)




                                 SUNTRUST BANK, ATLANTA,
                                 as trustee


                                 By: /s/ Antonio Portuondo
                                    ------------------------------------------
                                    Name:    Antonio Portuondo
                                    Title:   Vice President



                                 By: /s/ Phillip D. DeMouey
                                    ------------------------------------------
                                    Name:    Phillip D. DeMouey
                                    Title:   Assistant Vice President


                                           [SEAL]

STATE OF MASSACHUSETTS  )    ss:
COUNTY OF SUFFOLK       )

    On this 12th day of December, 1997, before me personally came Dolores A. Bitar, to me known, who being by me duly sworn, did depose and say that he resides at 25 Reservoir Rd., Penbroke, MA 02359; that he is the Vice President of OPC SCHERER 1997 FUNDING CORPORATION A, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                              /s/ Vivian M. Liv
                             -----------------------------------------------
                             Notary Public, State of Massachusetts
                             My Commission Expires October 13, 2000

STATE OF GEORGIA   )    ss:
COUNTY OF DEKALB   )

    On this 17 day of December, 1997 before me personally came T. D.
Kilgore, to me known, who, being by me duly sworn, did depose and say that he is the President and Chief Executive Officer of OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                              /s/ Thomas J. Brendiar
                             ------------------------------------------------
                             Notary Public, State of Georgia
                             My Commission Expires November 14, 2000

STATE OF GEORGIA   )    ss:
COUNTY OF FULTON   )


    On the 15th day of December, 1997, before me personally came Antonio Portuondo and Phillip D. DeMouey, to me known, who, being by me duly sworn, did depose and say that they are Vice President and Assistant Vice President, respectively, of SUNTRUST BANK, ATLANTA, one of the corporations described in and which executed the foregoing instrument and that they signed their names thereto by order of the Board of Directors of said corporation.

[NOTARIAL SEAL]

                              /s/ Teresa R. Turner
                             ------------------------------------------------
                             Notary Public, State of Georgia
                             My Commission Expires April 3, 2001

                                                                SCHEDULE A
                                                                    TO
                                                             COLLATERAL TRUST
                                                                 INDENTURE


                     DESCRIPTION OF PLEDGED LESSOR NOTES

    A. Nonrecourse Promissory Lessor Note No. 1, issued by Wilmington Trust Company and NationsBank, N.A., as successor to The Citizens and Southern National Bank, acting through its agent The Bank of New York, as Owner Trustee under Trust Agreement No. 1 dated December 30, 1985, as amended and supplemented, with IBM Credit Financing Corporation, dated December 17, 1997.

    B. Nonrecourse Promissory Lessor Note No. 2, issued by Wilmington Trust Company and NationsBank, N.A., as successor to The Citizens and Southern National Bank, acting through its agent The Bank of New York, as Owner Trustee under Trust Agreement No. 2 dated December 30, 1985, as amended and supplemented, with DFO Partnership, as assignee of Ford Motor Credit Corporation, dated December 17, 1997.

    C. Nonrecourse Promissory Lessor Note No. 3, issued by Wilmington Trust Company and NationsBank, N.A., as successor to The Citizens and Southern National Bank, acting through its agent The Bank of New York, as Owner Trustee under Trust Agreement No. 3 dated December 30, 1985, as amended and supplemented, with Chrysler Financial Corporation, dated December 17, 1997.

    D. Nonrecourse Promissory Lessor Note No. 4, issued by Wilmington Trust Company and NationsBank, N.A., as successor to The Citizens and Southern National Bank, acting through its agent The Bank of New York, as Owner Trustee under Trust Agreement No. 4 dated December 30, 1985, as amended and supplemented, with HEI Investment Corp., dated December 17, 1997.

                                                                 EXHIBIT A
                                                                    TO
                                                             COLLATERAL TRUST
                                                                 INDENTURE

                       REQUIREMENTS FOR PLEDGED LESSOR
                         NOTES AND LEASE INDENTURES

    The Pledged Lessor Notes and the Lease Indentures relating to any series of Bonds shall contain the provisions summarized below or other provisions substantially as protective or more protective of the interests of Holders of Outstanding Bonds. Notwithstanding the foregoing, (i) the Principal Instruments in connection with the Initial Series of Bonds and the Exchange Series of Bonds issued under this Indenture shall be deemed to satisfy all criteria set forth in this Exhibit A and (ii) the Principal Instruments in connection with any subsequent series of Bonds, if substantially similar in form and substance to the Principal Instruments in connection with such Initial Series of Bonds and the Exchange Series of Bonds, shall also be deemed to satisfy all criteria set forth in this Exhibit A.

I.  Each Pledged Lessor Note will:

    (1) be duly issued pursuant to, and be secured by, the related Lease Indenture;

    (ii) provide for the payment to the registered holder thereof, not later than when due, of amounts at least equal to that portion of all principal of and premium, if any, and interest on the series of Bonds issued in connection with and relating to the pledge thereof under the Indenture, such payment to be without defenses or set-offs and otherwise unconditional;

    (iii) (A) if such Pledged Lessor Note is the initial series issued under the related Lease Indenture (or any issued in exchange therefor), the principal amount thereof shall not exceed an amount equal to 80% of sum of the aggregate purchase price of the property being purchased with the proceeds of the issuance and sale of such Lessor Note; and (B) if such Pledged Lessor Note is of an additional series issued under the related Lease Indenture, the sum of the principal amount thereof and the principal amount of Pledged Lessor Notes theretofore issued under such Lease Indenture shall not exceed an amount equal to 80% of the sum of (1) the aggregate purchase price of property being purchased with the proceeds of the issuance and sale of such Lessor Note and (2) the aggregate purchase price of the property purchased with the proceeds of the issuance and sale of each Pledged Lessor Note theretofore issued; and

    (iv) provide that no change to the Pledged Lessor Note may be made without the consent of the holder thereof.

II. Each Lease Indenture will:

    (i) assign to the Lease Indenture Trustee obligations under the related Lease to which the Owner Trustee then or thereafter is entitled at least sufficient to pay the principal of, premium, if any, and interest on the related Pledged Lessor Note when due; and

    (ii) contain provisions no less protective of the interests of Holders of Bonds than the following provisions of the Lease Indentures in connection with the Initial Series of Bonds: the Conveyance Clause, Sections 2.6, 2.7,
2.11 and 2.13, Article 3, Article 4 and Article 5.

                                                                 EXHIBIT B
                                                                    TO
                                                             COLLATERAL TRUST
                                                                 INDENTURE

                             FOR OFFERINGS TO
                      QUALIFIED INSTITUTIONAL BUYERS
                           PURSUANT TO RULE 144A

              PROVISIONS RELATING TO INITIAL SERIES OF BONDS
                        AND EXCHANGE SERIES OF BONDS


    1.   Definitions.

    1.1. Definitions.

    For purposes of this Exhibit B the following terms shall have the meanings indicated below:

    "Purchase Agreement" means the Purchase Contract dated as of December 11, 1997, between the Company, Oglethorpe and the Purchaser identified therein.

    "QIB" means a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act of 1933, as amended.

    "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

    1.2.      Other Definitions.

    Terms used herein without definition have the meanings ascribed to them in the Indenture.

    2.   The Bonds.

    2.1. Form and Dating.

    (a) Global Securities. Initial Series of Bonds offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities set forth in the Indenture, which shall be deposited with SunTrust Bank, Atlanta, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture.

    (b) Book-Entry Provisions. This Subsection (b) shall apply only to a Global Security deposited with or on behalf of the Depository.

    The Company shall execute and the Trustee shall, in accordance with this Subsection (b) and pursuant to a Company Order, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by SunTrust Bank, Atlanta as custodian for the Depository.

    Members of, or participants, in the Depository ("Agent Members") shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or the custodian of the Depository or by the Trustee, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

    (c)  Physical Securities.  Except as provided in the Indenture and
Section 2.4 of this Exhibit B, owners of beneficial interest in Global Securities will not be entitled to receive physical delivery of certificated Bonds.

    2.2. Authentication. The Trustee shall authenticate and deliver: (1) Initial Series of Bonds for original issue in an aggregate principal amount of $224,702,000 and (2) Exchange Series of Bonds for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, for a like principal amount, in each case, upon a Company Order. Such Company Order shall specify the amount of the Bonds to be authenticated and the date on which the original issue of Bonds is to be authenticated and whether the Bonds are to be Initial Series of Bonds or Exchange Series of Bonds.

    2.3. Transfer and Exchange of Global Securities.

    (a)  Global Securities.

         (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth therein, if any) and the procedures of the Depository therefor.

         (ii) Notwithstanding any other provisions of this Exhibit B (other than the provisions set forth in Section 2.4 of this Exhibit B), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (iii) In the event that a Global Security is exchanged for Bonds in definitive registered form pursuant to Section 2.4 of this Exhibit B prior to the consummation of an Exchange Offer or the effectiveness of the Exchange Offer Registration Statement, such Bonds may be exchanged only in accordance with such procedures as may from time to time be adopted by the Company.

    (b) Legend. Each Bond certificate evidencing the Global Securities (and all Bonds issued in exchange therefor or in substitution thereof) shall bear the legends set forth in the Indenture.

    Upon the consummation of an Exchange Offer, all Holders of such Initial Series of Bonds that do not exchange their Initial Series of Bonds will continue to own their Initial Series of Bonds in global form from and after the completion of the Exchange Offer. In connection with the consummation of the Exchange Offer the Company will deliver a Company Order instructing the Trustee to issue Exchange Series of Bonds.

    (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Bonds, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Bonds, redeemed, repurchased or canceled, the principal amount of Bonds represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

    (d)  Obligations with Respect to Transfers and Exchanges of Bonds.

    To permit registrations of transfers and exchanges, the Company shall execute and, upon Company Order, the Trustee shall authenticate certificated Bonds and Global Securities.

    (e)  No Obligation of the Trustee.

         (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, an Agent Member, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or an Agent Member, with respect to any ownership interest in the Bonds or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Bonds. All notices and communications to be given to the Holder and all payments to be made to Holders under the Bonds shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global

    Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

         (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

    2.4  Certificated Bonds.

    (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 of this Exhibit B shall be transferred to the beneficial owners thereof in the form of certificated Bonds in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if
(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Bonds under this Indenture.

    (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee to be so transferred, in whole or from time to time in part, without charge, and, upon Company Order, the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Bonds of authorized denominations.
 Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such cases as the Depository shall direct. Any certificated Bonds delivered in exchange for an interest in the Global Security shall bear the restricted securities legend set forth in the Indenture.

    (c)  In the event of the occurrence of any of the events specified in
Section 2.4(a)(i) or (ii) of this Exhibit B, the Company will promptly make available to the Trustee a reasonable supply of certificated Bonds in definitive, fully registered form without interest coupons.

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